UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No. )
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Earthstone Energy, Inc.
(Name of Registrant as Specified in Its Charter)

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April 26, 2018
Dear Fellow Stockholder:
You are cordially invited to attend our Annual Meeting of Stockholders to be held on Wednesday, June 6, 2018 at 10:00 a.m., Central Daylight Time, at 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380.  The other directors and officers join me in extending this invitation.
It is important that your shares are represented at the meeting.  If you are unable to attend the meeting but have questions or comments about our operations, we would like to hear from you.
To assure that your shares will be voted at the meeting, please complete, sign, date and return your proxy card in the postage-paid envelope provided, or vote electronically via the Internet or by telephone using the instructions on the proxy card. Submitting your proxy will not affect your right to vote in person if you attend the meeting.
Sincerely,

FRANK A. LODZINSKI Chairman and Chief Executive Officer

Your vote is important.
Please vote by using the Internet, the telephone,
or by signing, dating, and returning the proxy card.

Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, Texas 77380

NOTICE OF THE 2018 ANNUAL MEETING OF STOCKHOLDERS

Date:	June 6, 2018

Time:	10:00 a.m. CDT

Place:	1400 Woodloch Forest Drive, Suite 300 The Woodlands, Texas 77380

Matters to be voted on:	1.	To elect three Class III directors to our board of directors to serve for a term expiring in 2021 and until their successors are duly elected and qualified;

2.
To approve and adopt the Earthstone Energy, Inc. Amended and Restated 2014 Long-Term Incentive Plan, including increasing the shares of Class A Common Stock that may be issued under the Plan by 600,000 shares.

	3.	To consider and act upon such other matters as may properly come before the Annual Meeting and any adjournments thereof.
Stockholders of record at the close of business on April 23, 2018, will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. A complete list of our stockholders entitled to vote at the meeting will be available for examination at our offices in The Woodlands, Texas during ordinary business hours for a period of ten (10) days prior to the Annual Meeting.
It is important that your shares be represented and voted at the Annual Meeting. Stockholders are urged to vote their shares by one of the following methods whether or not they plan to attend the Annual Meeting: (1) vote via the Internet or by telephone using the instructions on the proxy card, or (2) complete, sign, date and return the enclosed proxy card in the self-addressed envelope (the self-addressed envelope requires no postage if mailed in the United States).
By Order of the Board of Directors,
/S/ WILLIAM A. WIEDERKEHR, JR.
WILLIAM A. WIEDERKEHR, JR.
Corporate Secretary
April 26, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
 FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
JUNE 6, 2018

Pursuant to rules of the Securities and Exchange Commission, we are providing access to our proxy materials, on or about April 26, 2018, by notifying you of the availability of our proxy materials on the Internet. These proxy materials and our 2017 Annual Report on Form 10-K are available at https://www.iproxydirect.com/ESTE.

2018 PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

●	Time:	10:00 a.m. Central Daylight Time

●	Date:	June 6, 2018

●	Place:	1400 Woodloch Forest Drive, Suite 300 The Woodlands, Texas 77380

●	Record date:	April 23, 2018

●	Voting:
Stockholders as of the record date are entitled to vote. Each share of Class A Common Stock and Class B Common Stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on. The Class A Common Stock and the Class B Common Stock vote together as one class.

Meeting Agenda

●	Election of three Class III directors for terms expiring in 2021
●	Approval and adoption of the 2014 Long-Term Incentive Plan, as Amended and Restated

Voting Matters	Recommendation of the Board	Page Reference (for more detail)
Election of Class III Directors	FOR EACH NOMINEE	7
Approval and adoption of the 2014 Long-Term Incentive Plan, as Amended and Restated	FOR	8

Proposal 1. Director Nominees
The following table provides summary information about each of our directors, including our Class III director nominees. Each Class III director nominee is elected every three years by the three nominees receiving the highest number of votes cast. During 2017, no Class III director nominee, all of whom are current directors, attended fewer than 75% of the Board meetings and committee meetings on which he sits.

i

Name	Class (1)	Age	Director Since	Position with the Company	Experience/ Qualifications	Independent	Audit Committee Membership	Compensation Committee Membership
Frank A. Lodzinski	I	68	2014	Chairman and Chief Executive Officer	Leadership, Industry Expertise, Operations and Experience

Ray Singleton	I	67	1989	Director and Executive Vice President	Industry Expertise, Operations and Experience

Wynne M. Snoots, Jr.	I	58	2017	Director	Finance and Industry Expertise

Douglas E. Swanson, Jr.	II	46	2014	Director	Finance and Industry Expertise

Brad A. Thielemann	II	41	2014	Director	Finance and Industry Expertise	X		X

Zachary G. Urban	II	40	2014	Director	Accounting and Finance	X	X

Jay F. Joliat	III	62	2014	Director	Finance, Industry Expertise and Experience	X	X	X

Phillip D. Kramer	III	62	2016	Director	Accounting, Finance and Experience	X	X	X

Robert L. Zorich	III	68	2014	Director	Finance, Industry Expertise and Experience

(1)	Class I directors serve until our annual meeting in 2019 and Class II directors serve until our annual meeting in 2020.
Proposal 2. Approve and Adopt the Amended and Restated 2014 Long-Term Incentive Plan
We are asking stockholders to approve and adopt the Amended and Restated 2014 Long-Term Incentive Plan, to authorize an additional 600,000 shares of Class A Common Stock under the plan and make other changes to the terms of the plan.

ii

OUR BOARD OF DIRECTORS
Our business and affairs are managed under the direction of our Board of Directors (the “Board”). Our Third Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), specifies that we shall not have less than three nor more than nine directors. Currently, our Board has nine members. Under our Certificate of Incorporation, each director holds office until the annual meeting of stockholders at which such director’s class is up for re-election and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation, retirement, disqualification or removal. Our Certificate of Incorporation provides that our Board is classified into three classes: Class I, Class II and Class III, with each class having a three-year term of office to allow for staggered three-year terms.
On May 9, 2017, we completed a contribution agreement dated as of November 7, 2016 and as amended on March 21, 2017 (the “Bold Contribution Agreement”), by and among the Company, Earthstone Energy Holdings, LLC (“EEH”), Lynden USA Inc. (“Lynden US”), Lynden USA Operating, LLC (“Lynden Op”), Bold Energy Holdings, LLC (“Bold Holdings”), and Bold Energy III LLC (“Bold”). The purpose of the Bold Contribution Agreement was to provide for, among other things described below, the business combination between us and Bold, which owned significant developed and undeveloped oil and natural gas properties in the Midland Basin of west Texas (the “Bold Transaction”).
The Bold Transaction was structured in a manner commonly known as an “Up-C.” Under this structure and the Bold Contribution Agreement, (i) we recapitalized our common stock into two classes – Class A common stock, $0.001 par value per share (the “Class A Common Stock”), and Class B common stock, $0.001 par value per share (the “Class B Common Stock” and collectively with the Class A Common Stock, the “Common Stock”), and all of our existing outstanding common stock, $0.001 par value per share, was recapitalized on a one-for-one basis for Class A Common Stock (the “Recapitalization”); (ii) we transferred all of our membership interests in Earthstone Operating, LLC, Sabine River Energy, LLC, EF Non-Op, LLC and Earthstone Legacy Properties, LLC (formerly Earthstone GP, LLC) and $36,071 in cash from the sale of Class B Common Stock to Bold Holdings (collectively, the “Earthstone Assets”) to EEH, in exchange for 16,791,296 membership units of EEH (the “EEH Units”); (iii) Lynden US transferred all of its membership interests in Lynden Op to EEH in exchange for 5,865,328 EEH Units; (iv) Bold Holdings transferred all of its membership interests in Bold to EEH in exchange for 36,070,828 EEH Units and purchased 36,070,828 shares of Class B Common Stock issued by us for $36,071; and (v) we granted an aggregate of 150,000 fully vested shares of Class A Common Stock under our 2014 Long-Term Incentive Plan, as amended (the “2014 Plan”), to certain employees of Bold. Each EEH Unit, together with one share of Class B Common Stock, are convertible into one share of Class A Common Stock. Upon closing of the Bold Transaction on May 9, 2017, Bold Holdings owned approximately 61.4% of the outstanding shares of Class A Common Stock, on a fully diluted, as converted basis. On May 10, 2017, the Class A Common Stock was uplisted from the NYSE American, LLC (formerly the NYSE MKT) (the “NYSE American”) to the New York Stock Exchange (the “NYSE”) where it is listed under the symbol “ESTE.”
On May 9, 2017, in connection with the closing of the Bold Contribution Agreement, the Company, EnCap Investments L.P. (“EnCap”), Oak Valley Resources, LLC (“Oak Valley”), and Bold Holdings entered into a voting agreement (the “Voting Agreement”), pursuant to which EnCap, Oak Valley, and Bold Holdings agreed not to vote any shares of Class A Common Stock or Class B Common Stock held by them in favor of any action, or take any action that would in any way alter the composition of our Board from its composition immediately following the closing of the Bold Contribution Agreement as long as the Voting Agreement is in effect. Immediately following the closing of the Bold Contribution Agreement, the Board was increased to nine members from eight members, four of which are designated by EnCap, three of which are independent, and two of which are members of management, including our Chief Executive Officer. At any time during the effectiveness of the Voting Agreement during which EnCap’s collective ownership of Earthstone exceeds 50% of the total issued and outstanding voting stock, EnCap may remove and replace one director that was not originally designated by EnCap, and his or her successors. Any such removal and replacement will be conducted in accordance with the provisions of our Certificate of Incorporation and our Bylaws then in effect. The Voting Agreement terminates on the earlier of (i) May 9, 2022 and (ii) the date upon which EnCap, Oak Valley, and Bold Holdings collectively own, of record and beneficially, less than 20% of our outstanding voting stock.
As discussed more fully below under “Proposal 1—Election of Three Class III Directors,” Messrs. Joliat, Kramer and Zorich have been nominated for reelection at this Annual Meeting because of the expiration of the term of their class, Class III, on our classified board.
Below is information about each of our directors, including biographical data for at least the past five years and an assessment of the skills and qualifications of each director.

Class III Director Nominees for Election at the 2018 Annual Meeting

JAY F. JOLIAT Age: 62 Director Since: 2014 Board Committees: ☐ Audit ☐ Compensation
Mr. Joliat has served as a Director since December 2014. For more than the past 35 years, Mr. Joliat has been an independent investor and developer in commercial, industrial and apartment real estate, residential home building, restaurant ownership and management. He has had direct and extensive experience in placement of venture private equity in generic pharmaceuticals, medical devices or procedures, and for over 30 years, oil and gas E&P in particular. He has been the CEO and CIO of Joliat & Company, Inc. since October 1988. He has been the CEO of Joliat Ventures, LLC. since January 1998. Since January 1981, Mr. Joliat has served as Treasurer of Beefcarver Restaurants, Inc., and has been its CEO since 1989. He formed and managed his own registered investment management company early in his career after having held VP and/or SVP positions at E.F. Hutton, Dean Witter Reynolds, and LPL Financial. He holds a Bachelor’s Degree in Management and Finance from Oakland University (1982) and became a Certified Investment Management Analyst (CIMA) in 1983 after completing the requisite IMCA curriculum from the Wharton School of Business at the University of Pennsylvania. From 1996 through 2003, Mr. Joliat served on the Board of Directors of Caraco Pharmaceutical Laboratories Ltd., and served in various capacities on its audit, executive and compensation committees. From 2007 through August 2012, Mr. Joliat served on the Board of Directors of GeoResources, Inc., and served in various capacities on the audit, nominating and compensation committees until its merger with Halcón in August 2012.

SKILLS AND QUALIFICATIONS: The Board of Directors, in reviewing and assessing the contributions of Mr. Joliat to the Board, determined that his business experience in management and investments, as well as previously serving on the boards of directors of SEC-reporting companies, brings a unique perspective as an outside investor in oil and gas entities. His management skills, understanding of public and private capital markets, and financial acumen provide the Board with a valuable resource for planning corporate strategy.

PHILLIP D. KRAMER Age: 62 Director Since: 2016 Board Committees: ☐ Audit ☐ Compensation
Mr. Kramer has served as a director since October 2016. He served as an Executive Vice President of Plains All American Pipeline, L.P. (“PAA”), an energy infrastructure and logistics company based in Houston, Texas, from November 2008 until February 2017. He also served as Executive Vice President and Chief Financial Officer of PAA from 1998 until 2008. He was a director and chairman of the audit committee of PetroLogistics GP, the general partner of PetroLogistics LP, from July 2012 until its sale in July 2014. Mr. Kramer has served on the board of directors of Oasis Midstream Partners since their initial public offering in September 2017. He graduated from the University of Oklahoma in 1978 with a degree in accounting and was previously a Certified Public Accountant. He is currently on the board of advisors of Price College of Business at the University of Oklahoma.

SKILLS AND QUALIFICATIONS: The Board of Directors, in reviewing and assessing the contributions of Mr. Kramer to the Board, determined that his management experience, understanding of public and private capital markets, and financial background provide the Board with a valuable resource for planning corporate strategy.

ROBERT L. ZORICH Age: 68 Director Since: 2014

Mr. Zorich has served as a director since December 2014. Mr. Zorich is a Managing Partner and co-founder of EnCap Investments L.P. He serves on the firm’s upstream investment and management committees and has been actively involved in all aspects of the firm’s management and growth since its inception in 1988. EnCap is a leading private equity firm focused on the upstream and midstream sectors of the oil and gas industry in North America, having raised 19 institutional oil and gas investment funds, totaling in excess of $27 billion of capital. Over its history, the firm has created over 220 oil and gas companies and currently manages capital on behalf of more than 250 U.S. and international investors, including public and private pension funds, insurance companies, sovereign wealth funds, university endowments and foundations. Prior to the formation of EnCap, Mr. Zorich was a Senior Vice President in charge of the Houston office of Trust Company of the West, then a large, privately-held pension manager. Previously, Mr. Zorich co-founded MAZE Exploration, Inc., a private oil and gas company headquartered in Denver. For the first seven years of his career, Mr. Zorich was employed by Republic Bank as a Vice President and Division Manager in the energy group. Mr. Zorich serves on the boards of several EnCap portfolio companies. He is also a member of the Board of Directors of Eclipse Resources Corporation and previously served on the board of Oasis Petroleum Inc. and its predecessor entities from March 2007 until March 2012. In addition, he serves on the investment committee of EnCap Flatrock Midstream. Mr. Zorich’s community involvement includes serving as a member of the Leadership Cabinet of Texas Children’s Hospital, as well as serving on the boards of the Workfaith Connection and the Memorial Assistance Ministries Endowment. He is a member of the Independent Petroleum Association of America, the Houston Producers’ Forum and Texas Independent Producers and Royalty Owners Association. Mr. Zorich holds a B.A. in Economics from the University of California at Santa Barbara and a Master’s Degree in International Management (with distinction) from the American Graduate School of International Management in Phoenix, Arizona.

SKILLS AND QUALIFICATIONS: The Board of Directors, in reviewing and assessing the contributions of Mr. Zorich to the Board, determined that his significant experience with financing, forming, and guiding numerous oil and gas companies while serving as a co-founder and managing partner of EnCap provides significant contributions to the Board. His insights and relationships have proven valuable towards guiding corporate strategies and pursuing growth opportunities.

Continuing Directors - Class I Directors Whose Terms Expire in 2019

FRANK A. LODZINSKI Chairman and Chief Executive Officer Age: 68 Director Since: 2014
Mr. Lodzinski has served as our Chairman and Chief Executive Officer since December 2014. He also served as our President from December 2014 through April 2018. Previously, he served as President and Chief Executive Officer of Oak Valley from its formation in December 2012 until the closing of its strategic combination with us in December 2014. Prior to his service with Oak Valley, Mr. Lodzinski was Chairman, President and Chief Executive Officer of GeoResources, Inc. from April 2007 until its merger with Halcón Resources Corporation (“Halcón”) in August 2012 and from September 2012 until December 2012 he conducted pre-formation activities for Oak Valley. He has over 45 years of oil and gas industry experience. In 1984, he formed Energy Resource Associates, Inc., which acquired management and controlling interests in oil and gas limited partnerships, joint ventures and producing properties. Certain partnerships were exchanged for common shares of Hampton Resources Corporation in 1992, which Mr. Lodzinski joined as a director and President. Hampton was sold in 1995 to Bellwether Exploration Company. In 1996, he formed Cliffwood Oil & Gas Corp. and in 1997, Cliffwood shareholders acquired a controlling interest in Texoil, Inc., where Mr. Lodzinski served as Chief Executive Officer and President. In 2001, Mr. Lodzinski was appointed Chief Executive Officer and President of AROC, Inc., to direct the restructuring and ultimate liquidation of that company. In 2003, AROC completed a monetization of oil and gas assets with an institutional investor and began a plan of liquidation in 2004. In 2004, Mr. Lodzinski formed Southern Bay Energy, LLC, the general partner of Southern Bay Oil & Gas, L.P., which acquired the residual assets of AROC, Inc., and he served as President of Southern Bay Energy, LLC upon its formation. The Southern Bay entities were merged into GeoResources in April 2007. Mr. Lodzinski has served as a director and member of the compensation committee of Yuma Energy, Inc. since October 2016 and previously served on its audit committee from September 2014 to October 2016. He holds a BSBA degree in Accounting and Finance from Wayne State University in Detroit, Michigan.

SKILLS AND QUALIFICATIONS: The Board of Directors, in reviewing and assessing the contributions of Mr. Lodzinski to the Board, determined that his leadership and intimate knowledge of the oil and gas industry, our structure, and our operations, provide the Board with company-specific experience and expertise.

RAY SINGLETON Executive Vice President Age: 67 Director Since: 1989
Mr. Singleton is a petroleum engineer with over 38 years of experience in the oil and gas industry. He has been one of our directors since July 1989 and was our President and Chief Executive Officer from March 1993 until December 2014. Since December 2014, he has served as Executive Vice President. Mr. Singleton joined us in 1988 as a Production Manager/Petroleum Engineer. From 1983 until 1988, he owned and operated an engineering consulting firm (Singleton & Associates) serving the needs of 40 small oil and gas clients. During this period, he was engaged by the Company on various projects in south Texas and the Rocky Mountain region. Mr. Singleton began his career with Amoco Production Company in 1973 as a production engineer in Texas. He was subsequently employed by the predecessor of Union Pacific Resources as a drilling, completion and production engineer from 1980 to 1983. His professional experience includes acquisition evaluation and economics, reserve engineering and drilling, completion and production engineering in both Texas and the Rocky Mountain region. In addition, he possesses over 22 years of executive experience and has an intimate knowledge of the Company’s legacy Rocky Mountain and south Texas properties. Mr. Singleton received a B.S. degree in Petroleum Engineering from Texas A&M University in 1973, and received an MBA from Colorado State University’s Executive MBA Program in 1992.

SKILLS AND QUALIFICATIONS: The Board of Directors, in reviewing and assessing Mr. Singleton’s qualifications to serve on the Board, considered, among other things, his experience and expertise in the oil and gas industry, including the operating, management or executive positions he has held with the Company and other oil and gas companies, and his extensive knowledge of the Company’s business, all of which has proven to be beneficial to us.

WYNNE M. SNOOTS, JR. Age: 58 Director Since: 2017
Mr. Snoots has served as a director since May 2017. He is a Partner at EnCap Investments L.P. Prior to joining EnCap in January 2001, Mr. Snoots was one of three partners of Paradigm Development & Trade, Inc., a private company focused on generating and monetizing exploration prospects located along the Gulf Coast of Louisiana. For the two years prior to his involvement in Paradigm, Mr. Snoots served as President of Magellan Exploration, LLC, a private portfolio company. He previously spent seven years with Enron Capital & Trade Resources in the Producer Finance Group, most recently as a Vice President. Mr. Snoots began his career as a petroleum engineer with Texas Oil and Gas Corporation. He received a Master of Business Administration from the University of Texas at Austin and holds a B.S. in Petroleum Engineering from the University of Oklahoma. Mr. Snoots serves on the board of directors of several EnCap portfolio companies and is a member of the Independent Petroleum Association of America and the Houston Producers' Forum.

SKILLS AND QUALIFICATIONS: The Board of Directors, in reviewing and assessing the contributions of Mr. Snoots to the Board, determined that his extensive experience in the oil and gas exploration and production industry, including managing and serving on the boards of numerous oil and gas companies provides significant contributions to the Board. As a partner at EnCap, Mr. Snoots is uniquely positioned to provide the Board with insight and advice on a full range of strategic, financial and governance matters.

Continuing Directors – Class II Directors Whose Terms Expire in 2020

DOUGLAS E. SWANSON, JR. Age: 46 Director Since: 2014
Mr. Swanson has served as a director since December 2014. He is a Managing Partner at EnCap Investments L.P. and serves on the firm’s upstream investment and management committees. Prior to joining EnCap in 1999, he was in the corporate lending division of Frost National Bank, specializing in energy-related service companies, and was a financial analyst in the corporate lending group of Southwest Bank of Texas. Mr. Swanson serves on the board of each of Eclipse Resources Corporation, Oasis Petroleum Inc. and several EnCap portfolio companies. Mr. Swanson is a member of the Independent Petroleum Association of America and the Texas Independent Producers and Royalty Owners Association. Mr. Swanson holds a B.A. in Economics and an M.B.A., both from the University of Texas at Austin.

SKILLS AND QUALIFICATIONS: The Board of Directors, in reviewing and assessing the contributions of Mr. Swanson to the Board, determined that his extensive experience in the oil and gas exploration and production industry, including serving on the boards of public and private oil and gas companies provides significant contributions to the Board. As a managing partner at EnCap, Mr. Swanson is uniquely positioned to provide the Board with insight and advice on a full range of strategic, financial and governance matters.

BRAD A. THIELEMANN Age: 41 Director Since: 2014 Board Committee: ☐ Compensation
Mr. Thielemann has served as a director since December 2014. He is a Managing Director at EnCap Investments L.P. Prior to joining EnCap in 2006, he worked in the Investor Relations and Strategic Planning Groups at Plains All American Pipeline, L.P. Prior to that, he was an Associate at EnCap from 2000 to 2003 and a Treasury Analyst at Dynegy. Mr. Thielemann holds an M.B.A. from Duke University and a B.A. in Business Administration from the University of Texas at Austin. He serves on the boards of several EnCap portfolio companies, is on the board of the Houston Producers’ Forum and is a member of the Independent Petroleum Association of America.

SKILLS AND QUALIFICATIONS: The Board of Directors, in reviewing and assessing the contributions of Mr. Thielemann to the Board, determined that his extensive experience in the oil and gas industry, including serving on the boards of private oil and gas exploration and production companies provides significant contributions to the Board. As a managing director at EnCap, Mr. Thielemann is uniquely positioned to provide the Board with insight and advice on a full range of strategic, financial and governance matters.

ZACHARY G. URBAN Age: 40 Director Since: 2014 Board Committee: ☐ Audit
Mr. Urban has served as a director since December 2014. Since January 2014, Mr. Urban has served as CEO at the Vlasic Group, which is a private investment company with holdings in a wide variety of asset classes. Prior to being named CEO, Mr. Urban held the position of Managing Director of Investments at Vlasic Group from 2011 through 2013. At Vlasic Group, Mr. Urban has responsibility for a full spectrum of investment disciplines, including asset allocation, investment strategy, direct investments, manager selection, due diligence, and performance measurement. From 2001 to 2011, Mr. Urban worked at Donnelly Penman & Partners (“DP&P”), a regional investment bank. At DP&P, Mr. Urban specialized in merger and acquisition transactions, business valuations, financial advisory, due diligence services, and capital raising for middle market public and private clients. Prior to his time at DP&P, Mr. Urban also worked in the Corporate Value Consulting practice of PricewaterhouseCoopers LLP, where he focused on business valuation services, strategic consulting, and corporate finance consulting for public and private companies, including multinational and Fortune 500 clients. Mr. Urban holds the Chartered Financial Analyst (CFA) designation and graduated from the Honors College of Michigan State University with a B.A. degree in Finance with High Honor.

SKILLS AND QUALIFICATIONS: The Board of Directors, in reviewing and assessing the contributions of Mr. Urban to the Board, determined that his extensive investment experience across diverse industries as CEO of the Vlasic Group provides significant contributions to the Board. In addition, his prior experience as an investment banker will enable Mr. Urban to provide the Board with insight and advice on a full range of general business and financial matters.

PROPOSAL 1 – ELECTION OF THREE CLASS III DIRECTORS
Our Board of Directors is divided into three classes to allow for staggered three-year terms. The term of office of the Class III directors expires at the 2018 annual meeting and the election of their successors.
Our Board has nominated three Class III directors for election at this Annual Meeting to hold office until the 2021 annual meeting and the election of their successors. All of the nominees currently are directors. Each agreed to be named in this proxy statement and to serve if elected. All of the nominees are expected to attend the Annual Meeting.
In the election of directors, each proxy will be voted for each of the Class III director nominees unless the proxy withholds authority to vote for any or all of the Class III director nominees.
We have no reason to believe that any of the Class III director nominees will be unable or unwilling for good cause to serve if elected. If any nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of Class III directors.
Additional information regarding Messrs. Joliat, Kramer and Zorich and all of our other directors, can be found under the “Our Board of Directors” section, the “Security Ownership of Management and Certain Beneficial Owners” section, and the “Compensation of Directors” section of this proxy statement.
Directors are elected by a plurality vote of the shares present in person or represented by proxy at the Annual Meeting, meaning that the director nominee with the most affirmative votes for a particular slot is elected for that slot. Any shares not voted (whether by withholding the vote, broker non-vote or otherwise) have no impact in the election of the Class III directors. If you sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted for Messrs. Joliat, Kramer and Zorich. However, if you hold your shares in street name and do not instruct your broker how to vote in the election of Class III directors, your shares will constitute a broker non-vote and will not be voted for any of the Class III director nominees. See the section of this proxy statement entitled “General Information about the Annual Meeting – Voting Instructions and Information – Election of Directors.”

In light of the individual skills and qualifications of each of our Class III director nominees, our Board has concluded that each of our Class III director nominees should be elected to our Board.
Our Board unanimously recommends that stockholders vote FOR each of our Class III director nominees.

PROPOSAL 2 – APPROVAL AND ADOPTION OF THE EARTHSTONE ENERGY, INC.
AMENDED AND RESTATED 2014 LONG-TERM INCENTIVE PLAN

At the special meeting of our stockholders on December 19, 2014, the Earthstone Energy, Inc. 2014 Long-Term Incentive Plan was adopted by our stockholders and was subsequently amended at the annual meeting of our stockholders on October 22, 2015 and at the special meeting of our stockholders on May 9, 2017 (the “2014 Plan”).

Our Board adopted an amendment and restatement of the 2014 Plan (the “Amended 2014 Plan”), subject to the approval and adoption by our stockholders at the Annual Meeting. The purpose of the Amended 2014 Plan is to, among other things, increase the shares available for awards from 5.8 million shares to 6.4 million shares, make certain revisions to account for amendments to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), by the “Tax Cuts and Jobs Act” (which includes removing the limits on awards to eligible employees, including limits on awards to eligible directors), allowing shares of Class A Common Stock withheld for tax withholding purposes or in payment of any exercise price to be returned to the Amended 2014 Plan and available for future awards, clarifying the amendment provisions in the Amended 2014 Plan, and extending the term of the Amended 2014 Plan to June 6, 2028.  If the Amended 2014 Plan is approved at the Annual Meeting, it will become effective as of June 6, 2018. If the Amended 2014 Plan is approved by stockholders, we intend to file, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), a registration statement on Form S-8 to register the additional shares available for delivery under the Amended 2014 Plan as soon as practicable after the Annual Meeting.

We believe that increasing the number of shares under the Amended 2014 Plan is necessary for us to offer a competitive equity incentive compensation program. The successful growth of our asset base and operations activity in recent years has resulted in a commensurate increase in the number of employees. Our equity compensation program is an important element to remain competitive in our industry in attracting and retaining experienced talent. In considering the appropriate number of shares to request under the Amended 2014 Plan, we have carefully considered our anticipated equity needs in light of the recent growth in our employee population, which reflects growth in asset base and operations.

In the event that the required votes to approve the Amended 2014 Plan are not obtained, the Amended 2014 Plan will not become effective and we will continue to make grants of awards pursuant to the terms of the 2014 Plan as currently in effect and subject to applicable law.

Summary of Principal Terms of the Amended 2014 Plan

The following is a summary description of the material features of the Amended 2014 Plan. This summary is qualified in its entirety by reference to the full text of the Amended 2014 Plan, a copy of which is included in this proxy statement as Appendix A.

The purposes of the Amended 2014 Plan are to create incentives which are designed to motivate participants to put forth maximum effort toward our success and growth and to enable us to attract and retain experienced individuals who, by their position, ability and diligence are able to make important contributions to our success, and thereby to enhance stockholder value.

Under the Amended 2014 Plan, we may grant stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance units, performance bonuses, stock awards and other incentive awards to our employees or those of our subsidiaries or affiliates, subject to the terms and conditions set forth in the Amended 2014 Plan. We may also grant nonqualified stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance units, stock awards and other incentive awards to any persons rendering consulting or advisory services and non-employee directors, subject to the conditions set forth in the Amended 2014 Plan. Generally, all classes of our employees are eligible to participate in the Amended 2014 Plan. As of April 25, 2018, there were approximately 56 full-time employees, no part-time employees, one consultant, and seven non-employee directors of the Company that are eligible to participate in the Amended 2014 Plan.

The Amended 2014 Plan provides that a maximum of 6,400,000 shares of our Class A Common Stock may be issued in conjunction with awards granted under the Amended 2014 Plan. At December 31, 2017, 2,627,541 shares of our Class A Common Stock remained available for awards to be granted under the Plan. On April 25, 2018, the closing price of a share of our Class A Common Stock on the NYSE was $10.38. Shares of Class A Common Stock cancelled, settled in cash, forfeited, withheld, or tendered by the participant to satisfy exercise prices or tax withholding obligations will be available for delivery pursuant to other awards.

The Amended 2014 Plan limits the aggregate number of shares of our Class A Common Stock that may be issued pursuant to any awards to any eligible director in any calendar year to 500,000 shares. One of the requirements for the favorable tax treatment available to incentive stock options under the Code is that the Amended 2014 Plan must specify, and our stockholders must approve, the maximum number of shares available for issuance pursuant to incentive stock options. As a result, in order to provide flexibility, the Amended 2014 Plan provides that up to 1,000,000 shares of Class A Common Stock may be issued pursuant to incentive stock options. The shares issued under the Amended 2014 Plan will be authorized but unissued shares or shares currently held (or subsequently acquired) as treasury shares.

The Amended 2014 Plan expires on June 6, 2028, and no awards may be granted under the Amended 2014 Plan after that date. However, the terms and conditions of the Amended 2014 Plan will continue to apply after that date to all Amended 2014 Plan awards granted prior to that date until they are no longer outstanding.

Administration

Our Board or a committee appointed by the Board administers the Amended 2014 Plan. Except as set forth in the Amended 2014 Plan, the committee will serve at the pleasure of the Board. Our Board has appointed our Compensation Committee to administer the Amended 2014 Plan.

With respect to awards to be made to any of our non-employee directors, the Compensation Committee will determine:

•	which of such persons should be granted awards;

•	the terms of proposed grants or awards to those selected to participate;

•	the exercise price for options and stock appreciation rights;

•	any limitations, restrictions and conditions upon any awards; and

•	rules for the administration of the Amended 2014 Plan and resolution of any disputes that may arise under the Amended 2014 Plan.

In connection with the administration of the Amended 2014 Plan, the Compensation Committee, with respect to awards to be made to any officer, employee or consultant who is not one of our non-employee directors, will:

•	determine which employees and other persons will be granted awards under the Amended 2014 Plan;

•	grant the awards to those selected to participate;

•	determine the exercise price for options and stock appreciation rights; and

•	prescribe any limitations, restrictions and conditions upon any awards.

In addition, our Compensation Committee will:

•	interpret the Amended 2014 Plan; and

•	make all other determinations and take all other actions that may be necessary or advisable to implement and administer the Amended 2014 Plan.

The Compensation Committee may allocate or delegate its responsibilities to the extent permitted by applicable law or stock exchange rules.

Types of Awards

The Amended 2014 Plan permits the Compensation Committee to make several types of awards and grants, including awards of shares of restricted stock, awards of restricted stock units, the grant of options to purchase shares of our Class A Common Stock, awards of stock appreciation rights (“SARs”), awards of performance units, awards of performance bonuses, stock awards and other incentive awards.

Restricted Stock. Restricted shares of our Class A Common Stock may be granted under the Amended 2014 Plan subject to such terms and conditions, including forfeiture and vesting provisions, time and performance based restrictions, and restrictions against sale, transfer or other disposition as the Compensation Committee may determine to be appropriate at the time of making the award. In addition to or in lieu of any time vesting conditions determined by the Compensation Committee, vesting and/or the grant of restricted stock awards may be subject to our achievement of specified performance criteria. In addition, the Compensation Committee may direct that share certificates representing restricted stock be inscribed with a legend as to the restrictions on sale, transfer or other disposition, and may direct that the certificates, along with a stock power signed in blank by the participant, be delivered to and held by us until such restrictions lapse. Shares of restricted stock will generally vest upon the occurrence of a change of control.

Restricted Stock Units. A restricted stock unit entitles the recipient to receive a payment from us, following the lapse of restrictions on the award, equal to the fair market value of a share of our Class A Common Stock. The Amended 2014 Plan provides for payment in the form of shares of our Class A Common Stock or cash. Restricted stock units may be granted under the Amended 2014 Plan subject to such terms and conditions, including forfeiture and vesting provisions, as well as time and performance based restrictions, as the Compensation Committee may determine to be appropriate at the time of making the award. In addition to or in lieu of any time vesting conditions determined by the Compensation Committee, vesting and/or the grant of restricted stock units may be subject to our achievement of specified performance criteria. Restricted stock units would generally vest upon the occurrence of a change of control.

The Amended 2014 Plan also permits the Compensation Committee to grant tandem cash dividend rights or dividend unit rights with respect to restricted stock units. A cash dividend right is a contingent right to receive an amount in cash equal to the cash distributions made by us with respect to a share of our Class A Common Stock during the period the tandem restricted stock unit is outstanding. A grant of cash dividend rights may provide that such cash payments shall be paid directly to the participant at the time of payment of the related dividend, be credited to a bookkeeping account subject to the same vesting and payment provisions as the tandem restricted stock unit award (with or without interest in the discretion of the Compensation Committee), or be subject to such other provisions or restrictions as determined in the discretion of the Compensation Committee. A dividend unit right is a contingent right to have an additional number of restricted stock units credited to a participant in respect of a restricted stock unit award equal to the number of shares of our Class A Common Stock that could be purchased at fair market value with the amount of each cash distribution made by us with respect to a share of our Class A Common Stock during the period the tandem restricted stock unit is outstanding. A grant of dividend unit rights shall be subject to the same vesting and payment provisions as the tandem restricted stock unit award.

Stock Options. Stock options are contractual rights entitling an optionee who has been granted a stock option to purchase a stated number of shares of Class A Common Stock at an exercise price per share determined at the date of the grant. Options are evidenced by stock option agreements with the respective optionees. The exercise price for each stock option granted under the Amended 2014 Plan will be determined by the Compensation Committee at the time of the grant. The Compensation Committee will also determine the duration of each option; however, no option may be exercisable more than ten years after the date the option is granted. Within the foregoing limitations, the Compensation Committee may, in its discretion, impose limitations on the exercise of all or some options granted under the Amended 2014 Plan, such as specifying minimum periods of time after grant during which options may not be exercised. The Amended 2014 Plan generally provides for acceleration of the right of a participant to exercise his or her stock option in the event we experience a change of control.

The Amended 2014 Plan provides that the stock options may either be incentive stock options within the meaning of Section 422 of the Code, or nonqualified options, which are stock options other than incentive stock options.

Incentive Stock Options. Incentive stock options may be granted only to our employees or employees of our subsidiaries, and must be granted at a per share exercise price not less than the fair market value of Class A Common Stock on the date the incentive stock option is granted. In the case of an incentive stock option granted to a stockholder who owns shares of our outstanding stock of all classes representing more than 10% of the total combined voting power of all of our outstanding stock of all classes entitled to vote in the election of directors, the per share exercise price may not be less than 110% of the fair market value of the Class A Common Stock on the date the incentive stock option is granted and the term of such option may not exceed five years. As required by Section 422 of the Code, the aggregate fair market value, determined at the time an incentive stock option is granted, of Class A Common Stock with respect to which incentive stock options may be exercised by an optionee for the first time during any calendar year under all of our incentive stock option plans may not exceed $100,000.

Nonqualified Options. Nonqualified options are stock options which do not qualify as incentive stock options under Section 422 of the Code. Nonqualified options may be granted to directors and consultants, as well as to employees, or those directors, consultants, and employees of subsidiaries in which we have a controlling interest. The exercise price for nonqualified options will be determined by the Compensation Committee at the time the nonqualified options are granted, but may not be less than the fair market value of our Class A Common Stock on the date the nonqualified option is granted. Nonqualified options are not subject to any of the restrictions described above with respect to incentive stock options. Incentive stock options and nonqualified options are treated differently for federal income tax purposes as described below under “– Tax Treatment.”

The Amended 2014 Plan provides that the exercise price of stock options may be paid (1) in cash, (2) subject to the prior approval by the Compensation Committee, in whole shares of Class A Common Stock, (3) subject to the prior approval by the Compensation Committee, by withholding shares of Class A Common Stock which otherwise would be acquired on exercise, or (4) subject to the prior approval by the Compensation Committee, by a combination of the foregoing, equal in value to the exercise price. The

Compensation Committee may also permit a stock option to be exercised by a broker-dealer acting on behalf of a participant through procedures approved by the Compensation Committee, as applicable.

Stock Appreciation Rights. Awards of SARs entitle the recipient to receive a payment from us equal to the amount of any increase in the fair market value of the shares of our Class A Common Stock subject to the SAR award between the date of the grant of the SAR award and fair market value of these shares on the exercise date. The Amended 2014 Plan provides for payment in the form of shares of our Class A Common Stock or cash. The Amended 2014 Plan generally provides for acceleration of the right of a participant to exercise his or her SAR in the event we experience a change of control.

Performance Unit Awards. Performance units entitle the recipient to receive a certain target, maximum or minimum value in cash or Class A Common Stock per unit upon the achievement of performance goals established by the Compensation Committee.

Performance Bonuses. A performance bonus entitles the recipient to receive a cash bonus upon the attainment of one or more performance targets established by the Compensation Committee. The Amended 2014 Plan permits payment of performance bonuses in the form of cash or our Class A Common Stock.

Stock Awards. A stock award entitles the recipient to shares of our Class A Common Stock not subject to vesting or forfeiture restrictions. Stock awards are awarded with respect to such number of shares of our Class A Common Stock and at such times as the Compensation Committee may determine, and the Compensation Committee may require a participant to pay a stipulated purchase price for each share of our Class A Common Stock covered by a stock award.

Other Incentive Awards. The Amended 2014 Plan permits the grant of other incentive awards based upon, payable in or otherwise related to, in whole or in part, shares of our Class A Common Stock if the Compensation Committee determines that such other incentive awards are consistent with the purposes of the Amended 2014 Plan. Such other incentive awards may include, but are not limited to, Class A Common Stock awarded as a bonus, dividend equivalents, convertible or exchangeable debt securities, other rights convertible or exchangeable into Class A Common Stock, purchase rights for Class A Common Stock, awards with value and payment contingent upon our performance or any other factors designated by the Compensation Committee, and awards valued by reference to the book value of our Class A Common Stock or the value of securities or the performance of specified subsidiaries. Long-term cash awards are also permitted under the Amended 2014 Plan. Cash awards are also permitted as an element of or a supplement to any awards permitted under the Amended 2014 Plan. Awards are permitted in lieu of obligations to pay cash or deliver other property under the Amended 2014 Plan or under other plans or compensation arrangements, subject to any applicable provision under Section 16 of the Exchange Act.

Transferability

Awards under the Amended 2014 Plan are not transferrable other than by will or by the laws of descent and distribution. Nonqualified Options are transferable on a limited basis, only with prior approval or authorization of the Compensation Committee. In no event may a stock option be exercised after the expiration of its stated term.

Termination

Stock options, restricted stock, restricted stock units, SARs, performance units, performance bonuses and other incentive awards which have not vested will generally terminate immediately upon the holder’s termination of employment with us or any of our subsidiaries or affiliates, unless the Compensation Committee specifies otherwise in an award agreement or elects to accelerate the vesting of the award. Unless the Compensation Committee specifies otherwise in an award agreement, if an employee’s employment with us or any of our subsidiaries or affiliates terminates as a result of death or disability, the employee (or personal representative in the case of death) may exercise any vested incentive stock options for a period of up to one year after such termination and any vested nonqualified option during the remaining term of the option. Unless the Compensation Committee specifies otherwise in an award agreement, if an employee’s employment with us or any of our subsidiaries or affiliates terminates for any other reason, the employee may exercise any vested option for a period of up to three months after such termination. Unless the Compensation Committee specifies otherwise in an award agreement, if a consultant ceases to provide services to us or any of our subsidiaries or affiliates or a director terminates service as our director, the unvested portion of any award will be forfeited unless otherwise accelerated by the Compensation Committee. Unless the Compensation Committee specifies otherwise in an award agreement, a consultant or director may have three years following the date he or she ceases to provide consulting services or ceases to be a director, as applicable, to exercise any nonqualified options which are otherwise exercisable on the date of termination of service. No stock option or SAR may be exercised following the expiration date of the stock option or SAR.

Dilution; Substitution

The Amended 2014 Plan provides protection against substantial dilution or enlargement of the rights granted to holders of awards in the event of stock splits, recapitalizations, mergers, consolidations, reorganizations or similar transactions. The Amended 2014

Plan provides that, upon the occurrence of a change of control event, the Compensation Committee would have discretion, without the consent of any participant or holder of an award, to the extent permitted by applicable law, to cancel awards and make payments in respect thereof in cash; replace awards with other rights or property selected by the Compensation Committee; provide that awards will be assumed by a successor or survivor entity (or a parent or subsidiary thereof) or be exchanged for similar rights or awards based on the equity of the successor or survivor (or a parent or subsidiary thereof); adjust outstanding awards as appropriate to reflect the change of control event; accelerate any vesting schedule to which an award is subject; provide that awards are payable; and/or provide that awards terminate upon such event.

Amendment

The Board may amend the Amended 2014 Plan, or any part of the Amended 2014 Plan, at any time and for any reason. However, without stockholder approval, the Amended 2014 Plan may not be amended in a manner that would (i) materially increase the number of shares that may be issued under the Amended 2014 Plan, (ii) materially modify the requirements as to eligibility for participation in the Amended 2014 Plan, (iii) materially increase the benefits to participants provided by the Amended 2014 Plan, (iv) decrease the exercise price for an outstanding stock option or SAR, or (v) must otherwise be approved by the stockholders in order to comply with national securities exchange rules.

Tax Treatment

The following is a brief description of the U.S. federal income tax consequences, under existing law, with respect to awards that may be granted under the Amended 2014 Plan. This summary is based on current U.S. federal income tax laws and is not intended to provide or supplement tax advice to eligible employees or other participants. This summary is not intended to be exhaustive and does not describe state, local or foreign consequences, employment withholding tax consequences, or the effect, if any, of gift, estate and inheritance taxes.

Restricted Stock. A recipient of restricted stock generally will not recognize taxable income until the shares of restricted stock become freely transferable or are no longer subject to a substantial risk of forfeiture. At that time, the excess of the fair market value of the restricted stock over the amount, if any, paid for the restricted stock is taxable to the recipient as ordinary income. If a recipient of restricted stock subsequently sells the shares, he or she generally will realize capital gain or loss (long-term or short-term depending on the holding period) in the year of such sale in an amount equal to the difference between the amount realized from the sale and his or her basis in the stock, equal to the price paid for the stock, if any, plus the amount previously included in income as ordinary income with respect to such restricted shares.

A recipient has the opportunity, within certain limits, to fix the amount and timing of the taxable income attributable to a grant of restricted stock. Section 83(b) of the Code permits a recipient of restricted stock, which is not yet required to be included in taxable income, to elect, within 30 days of the award of restricted stock, to include in ordinary income immediately the difference between the fair market value of the shares of restricted stock at the date of the award and the amount paid for the restricted stock, if any. The election permits the recipient of restricted stock to fix the amount of ordinary income that must be recognized by virtue of the restricted stock grant. Subject to Section 162(m) of the Code, we generally will be entitled to a deduction in the year the recipient is required (or elects) to recognize income by virtue of receipt of restricted stock, equal to the amount of taxable income recognized by the recipient.

Restricted Stock Units. A recipient of restricted stock units generally will not recognize taxable income until the recipient receives cash and/or the transfer of shares in satisfaction of the restricted stock unit award. At that time, an amount equal to the aggregate of any cash and the fair market value of any shares received is taxable to the recipient as ordinary income. If a recipient of restricted stock units subsequently sells any shares so transferred, he or she generally will realize capital gain or loss (at long-term or short-term rates depending on the holding period) in the year of such sale in an amount equal to the difference between the amount realized from the sale and his or her basis equal to the amount previously included in income as ordinary income with respect to such shares received in satisfaction of a restricted stock unit award. Subject to Section 162(m) of the Code, we generally will be entitled to a deduction in the year the recipient is required to recognize income by virtue of receipt of cash or shares, equal to the amount of taxable income recognized by the recipient.

Incentive Stock Options. An optionee will not realize taxable income upon the grant of an incentive stock option. As long as the optionee has been an employee of us or of one of our permissible corporate subsidiaries from the date of grant through the date the incentive stock option is exercised and if the incentive stock option is exercised during his or her period of employment and within three months after termination, the optionee will not recognize taxable income upon exercise. Upon exercise, however, the amount by which the fair market value of the shares with respect to which the incentive stock option is exercised (determined on the date of exercise) exceeds the exercise price paid will be an item of tax preference to which the alternative minimum tax may apply, depending on each optionee’s individual circumstances. If the optionee does not dispose of the shares of Class A Common Stock acquired by exercising an incentive stock option within two years from the date of the grant of the incentive stock option or within one year after the shares are transferred to the optionee, when the optionee later sells or otherwise disposes of the stock, any amount realized by the optionee in excess of the exercise price will be taxed as a long-term capital gain and any loss will be recognized as a long-term capital loss. We generally will not be entitled to an income tax deduction with respect to the grant or exercise of an incentive stock option.

If any shares of Class A Common Stock acquired upon exercise of an incentive stock option are resold or disposed of before the expiration of the prescribed holding periods (i.e., two years from grant and one year from exercise), the optionee will realize ordinary income instead of capital gain. The amount of the ordinary income realized will generally be equal to the lesser of (i) the excess of the fair market value of the stock on the exercise date over the exercise price; or (ii) in the case of a taxable sale or exchange, the amount of the gain realized upon the sale over the exercise price. Any additional gain would generally be either long-term or short-term capital gain, depending on whether the applicable capital gain holding period has been satisfied. In the event of a premature disposition of shares of stock acquired by exercising an incentive stock option, subject to Section 162(m) of the Code, we generally would be entitled to a deduction equal to the amount of ordinary income realized by the optionee.

If an optionee uses already owned shares of Class A Common Stock to pay the exercise price under an incentive stock option, the resulting tax consequences will depend upon whether the already owned shares of Class A Common Stock are “statutory option stock,” and, if so, whether the statutory option stock has been held by the optionee for the applicable holding period referred to in Section 424(c)(3)(A) of the Code. In general, “statutory option stock” is any stock acquired through the exercise of an incentive stock option or an option granted pursuant to an employee stock purchase plan, but not stock acquired through the exercise of a nonqualified stock option. If the stock is statutory option stock with respect to which the applicable holding period has been satisfied, no income will be recognized by the optionee upon the transfer of the stock in payment of the exercise price of an incentive stock option. If the stock used to pay the exercise price is statutory option stock with respect to which the applicable holding period has not been satisfied, the transfer of the stock will be a premature disposition, as described above, which will result in the recognition of ordinary income by the optionee in an amount equal to the excess of the fair market value of the statutory option stock at the time the incentive stock option covering the stock was exercised over the amount paid for the stock.

If an optionee effects a net exercise of an incentive stock option by surrendering a portion of the shares of stock with respect to which the option is exercisable to pay the exercise price, the surrender of the stock will be a premature disposition, as described above, which will result in the recognition of ordinary income by the optionee in an amount equal to the fair market value of the surrendered stock.

Nonqualified Options. An optionee will not realize taxable income upon the grant of a nonqualified option. At the time the optionee exercises the nonqualified option, the amount by which the fair market value, at the time of exercise, of the shares with respect to which the nonqualified option is exercised exceeds the exercise price paid upon exercise will constitute ordinary income to the optionee in the year of such exercise. Subject to Section 162(m) of the Code, we generally will be entitled to a corresponding income tax deduction in the year of exercise equal to the ordinary income recognized by the optionee. If the optionee thereafter sells such shares, the difference between any amount realized on the sale and the fair market value of the shares at the time of exercise will be taxed to the optionee as a capital gain or loss, at short-term or long-term rates depending on the length of time the stock was held by the optionee before sale.

If an optionee uses already owned shares of Class A Common Stock to pay the exercise price under a nonqualified option, the number of shares received pursuant to the nonqualified option which is equal to the number of shares delivered in payment of the exercise price will be considered received in a nontaxable exchange, and the fair market value of the remaining shares received by the optionee upon the exercise will be taxable to the optionee as ordinary income. If the already owned shares of Class A Common Stock are not “statutory option stock” or are statutory option stock with respect to which the applicable holding period referred to in Section 424(c)(3)(A) of the Code has been satisfied, the shares received pursuant to the exercise of the nonqualified option will not be statutory option stock. However, if the already owned shares of Class A Common Stock are statutory option stock with respect to which the applicable holding period has not been satisfied, it is not presently clear whether the exercise will be considered a premature disposition of the statutory option stock, whether the shares received upon exercise will be statutory option stock, or how the optionee’s basis will be allocated among the shares received.

Stock Appreciation Rights. A recipient of SARs will not realize taxable income upon the grant of a SAR. At the time the recipient exercises the SAR, an amount equal to the aggregate of any cash and the fair market value of any shares received is taxable to the recipient as ordinary income in the year of such exercise. Subject to Section 162(m) of the Code, we generally will be entitled to a corresponding income tax deduction in the year of exercise equal to the ordinary income recognized by the recipient. If the recipient thereafter sells any shares received upon exercise, the difference between any amount realized on the sale and the fair market value of the shares at the time of exercise will be taxed to the recipient as a capital gain or loss, at short-term or long-term rates depending on the length of time the stock was held by the recipient before sale.

Performance Units and Performance Bonuses. A recipient of performance units or a performance bonus generally will not realize taxable income upon the grant of such award. The recipient will recognize ordinary income upon the receipt of cash and/or the transfer of shares in satisfaction of the award of performance units or performance bonus in an amount equal to the aggregate of any cash and the fair market value of any shares received. Subject to Section 162(m) of the Code, we generally will be entitled to a corresponding income tax deduction equal to the ordinary income recognized by the recipient. If the recipient thereafter sells any shares received in satisfaction of the award, the difference between any amount realized on the sale and the fair market value of the shares at the time of their receipt will be taxed to the recipient as a capital gain or loss, at short-term or long-term rates depending on the length of time the stock was held by the recipient before sale.

Stock Awards. A recipient of a stock award will recognize ordinary income upon the receipt of shares in an amount equal to the fair market value of any shares received over the amount, if any, paid for the shares. Subject to Section 162(m) of the Code, we generally will be entitled to a corresponding income tax deduction equal to the ordinary income recognized by the recipient. If a recipient subsequently sells the shares, he or she generally will realize capital gain or loss (at long-term or short-term rates depending on the holding period) in the year of such sale in an amount equal to the difference between the net proceeds from the sale and the fair market value of the shares at the time of receipt plus the price paid for the stock, if any.

Other Incentive Awards. The specific tax consequences applicable with respect to other incentive awards granted under the Amended 2014 Plan will depend on the terms and conditions applicable to the award.

Code Section 162(m). Under Section 162(m) of the Code, no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to our “covered employees.” A “covered employee” is any individual who has served at any time after December 31, 2016 as our chief executive officer, chief financial officer, or other executive officer whose compensation has been reported in our proxy statement, regardless of whether any such individual is still employed by us.

Code Section 409A. The Amended 2014 Plan and any awards granted under it are intended to comply with, or otherwise be exempt from, the requirements of Section 409A of the Code and its related Treasury Regulations and guidance. If any provision of the Amended 2014 Plan or award granted under the Amended 2014 Plan is determined not to comply with Section 409A, the Compensation Committee has authority to take any actions necessary and appropriate for compliance. No payments that would constitute “deferred compensation” upon termination of employment or other service under Section 409A will be made under the Amended 2014 Plan unless the termination is also a “separation from service” under Section 409A. If a participant is a “specified employee” under Section 409A, the commencement of any payments or benefits under the award will be deferred until six months plus one day following the date of the participant’s termination or, if earlier, death (or such other period as required to comply with Section 409A). The Company will not be liable for any additional tax, interest or penalties imposed on a participant by Section 409A of the Code or damages for failing to comply with Section 409A.

The foregoing is only a summary of the current effect of certain U.S. federal income taxation upon the participant and us with respect to the grant and exercise of awards or compensation granted under the Amended 2014 Plan. Participants are hereby notified that (i) any discussion of U.S. federal tax issues in this proxy statement is not intended to be written or used, and cannot be used, for the purpose of avoiding penalties that may be imposed under the Code, and (ii) participants should seek advice based on their particular circumstances from an independent tax advisor.
New Plan Benefits

The benefits that will be awarded or paid in the future under the Amended 2014 Plan cannot currently be determined. Awards granted under the Amended 2014 Plan after the date of the Annual Meeting are within the discretion of the Compensation Committee, subject to the terms and conditions of the Amended 2014 Plan.

In February 2018, the Compensation Committee awarded restricted stock unit awards and performance awards to our named executive officers. The performance award (the “Lodzinski Performance Award”) granted to Frank A. Lodzinski, our Chairman and Chief Executive Officer, was granted subject to approval of our stockholders of the Amended 2014 Plan since the Lodzinski Performance Award may exceed the limit on the number of shares that may be granted to eligible employees under the Plan. In the event that the Amended 2014 Plan is not approved by stockholders, then the Lodzinski Performance Award would be limited to a maximum payment of 75,000 shares of Class A Common Stock. Thus, approval by the stockholders of the proposal to approve and adopt the Amended 2014 Plan also includes approval of the Lodzinski Performance Award.

As of April 25, 2018, the following number of performance units had been granted under the Amended 2014 Plan to the individuals described in the table below:

Name and Position	Number of Performance Units
Frank A. Lodzinski, Chairman and Chief Executive Officer	75,000 (1)

(1)
The award is limited to 75,000 performance units unless the Amended 2014 Plan is approved by our stockholders at the Annual Meeting. If the Amended 2014 Plan is approved, then the award, subject to meeting the performance criteria, may result in payment of up to 150,000 shares of Class A Common Stock.

Equity Compensation Plan Information

The following table provides information related to our Class A Common Stock which may be issued under our existing equity compensation plans as of December 31, 2017, including the Plan:

PLAN CATEGORY	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a) (c)
Equity compensation plans approved by security holders:	969,245(1)	-(2)	2,627,541
Equity compensation plans not approved by security holders:	-	-	-
Total	969,245	-(2)	2,627,541

(1)	Represents the number of shares of Class A Common Stock underlying outstanding restricted stock unit awards.

(2)	The outstanding restricted stock unit awards do not have an exercise price.
Approval by the Stockholders of the Proposal

Approval of the proposal to approve and adopt the Amended 2014 Plan requires the affirmative vote of the holders of a majority in voting power of the shares represented in person or by proxy at the Annual Meeting and voting on such proposal; provided that a quorum is present.

Our Board of Directors believes that approval and adoption of the Amended 2014 Plan will promote our interests and the interests of the stockholders and continue to enable us to attract, retain and reward persons important to our success and to provide incentives based on the attainment of corporate objectives and increases in shareholder value. Members of the Board are eligible to participate in the Amended 2014 Plan, and thus, have a personal interest in the approval and adoption of the Amended 2014 Plan.

Our Board unanimously recommends that stockholders vote FOR the approval and adoption of the Earthstone Energy, Inc. Amended and Restated 2014 Long-Term Incentive Plan.

CORPORATE GOVERNANCE
General
Our business and affairs are managed under the direction of our Board. Our Certificate of Incorporation provides that our Board is classified into three classes: Class I, Class II and Class III, with each class having a three-year term of office. Messrs. Lodzinski, Singleton and Snoots serve as Class I directors. Messrs. Swanson, Thielemann and Urban serve as Class II directors, and Messrs. Joliat, Kramer and Zorich serve as Class III directors.
We are committed to high quality corporate governance, which helps us compete more effectively, sustain our success and build long-term stockholder value. The Board reviews the Company’s policies and business strategies, and advises and counsels the executive officers who manage the Company.
The full text of the charters of our Audit Committee and Compensation Committee, and our Code of Ethics can be found at www.earthstoneenergy.com. Copies of these documents also may be obtained from our Corporate Secretary.
Governance is a continuing focus at the Company, starting with the Board and extending to management and all employees. The Company is governed by a Board of Directors and committees of the Board that meet throughout the year. Directors discharge their responsibilities at Board and committee meetings and also through telephone contact and other communications with management.
Director Attendance
During 2017, our Board held three meetings and all of our directors at the time attended the meetings of the full Board. During 2017, all of the members of the Audit Committee attended all of the meetings of the Audit Committee and all members of the Compensation Committee attended all meetings of the Compensation Committee. In addition, the Board acts from time to time by unanimous written consent in lieu of holding a meeting. During 2017, the Board effected eighteen actions by unanimous written consent.
While we do not have a formal policy regarding our Board members’ attendance at the annual meeting of stockholders, we encourage their attendance. In 2017, Messrs. Lodzinski and Singleton attended our annual meeting of stockholders. We expect each of our directors will attend our 2018 Annual Meeting.
A Controlled Company
Beginning in May 2017, our Board determined that we were a “controlled company” as defined under the corporate governance rules of the NYSE since more than 50% of our outstanding voting power was held by EnCap. As a “controlled company,” we are exempt from certain rules otherwise applicable to companies whose securities are listed on the NYSE, including: (a) the requirement that the Company have a majority of independent directors; (b) the requirement that nominations to the Board be either selected or recommended by a nominating committee consisting solely of independent directors; and (c) the requirement that the Company’s officers’ compensation be either determined or recommended by a compensation committee consisting solely of independent directors.
Director Independence
The current Board consists of nine directors, two of whom are currently employed by the Company (Messrs. Lodzinski and Singleton). In October 2017, the Board conducted an annual review and affirmatively determined that certain non-employee directors (Messrs. Joliat, Kramer, Thielemann and Urban) were “independent” as that term is defined in the listing standards of the NYSE. The Board made a subjective determination as to each independent director that no relationship exists, which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out their responsibilities as a director. In making these determinations, the Board reviewed and discussed information provided with regard to each director’s business and personal activities as they may relate to the Company and its management. Further, the Board determined that Mr. Lodzinski is not independent because he is the Chief Executive Officer of the Company and Mr. Singleton is not independent because he is an Executive Vice President. The Board determined that Messrs. Snoots, Swanson and Zorich are not independent because they are affiliated with EnCap which beneficially owns approximately 62.7% of the Class A Common Stock on a fully-diluted as-converted basis. See “Security Ownership of Management and Certain Beneficial Owners.”
Board of Directors Diversity
The Board does not have a formal diversity policy. The Board considers candidates that will make the Board, as a whole, reflective of a range of talents, skills, diversity and expertise.

Stockholder-Recommended Director Candidates
The Board is responsible for identifying individuals qualified to become Board members and nominees for directorship are selected by the Board. The Board takes into account many factors, including a general understanding of marketing, finance and other disciplines relevant to the success of a publicly traded company in today’s business environment; understanding of the Company’s business on a technical level; and educational and professional background. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best support the success of the business and, based on its diversity of experience, represent stockholder interests through the exercise of sound judgment.
Although the Board is willing to consider candidates recommended by our stockholders, it has not adopted a formal policy with regard to the consideration of any director candidates recommended by our stockholders. The Board believes that a formal policy is not necessary or appropriate because the current Board already has a diversity of business background and industry experience. Additionally, the Board does not have a formal diversity policy in place for the director nomination process, but instead considers diversity of a candidate’s viewpoints, professional experience, education and skill set as a factor in the consideration and assessment of a candidate as set forth above.
In accordance with our Bylaws, stockholders wishing to recommend a director candidate to serve on the Board may do so by providing advance written notice to the Board, which identifies the candidate and includes the information described below. The notice should be sent to the following address: Earthstone Energy, Inc., Attention: Corporate Secretary, 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Director Nomination Recommendation.”
The notice must contain the following information as to each proposed nominee:

•	name, age, business address and residence address of the nominee;

•	principal occupation or employment of the nominee;

•	class or series and number of shares of our capital stock that are owned beneficially or of record by the nominee; and

•
any other information relating to the nominee that would require disclosure in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The notice must also contain the following information as to the stockholder giving the notice:

•	name and record address of such stockholder;

•	class or series and number of shares of our capital stock that are owned beneficially or of record by such stockholder;

•
all other ownership interests of such stockholder relating to us, including derivatives, hedged positions, synthetic and temporary ownership techniques, swaps, securities, loans, timed purchases and other economic and voting interests;

•
a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;

•	a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in such stockholder’s notice; and

•
any other information relating to such stockholder that would require disclosure in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act.

In addition to the foregoing requirements, such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. Each proposed nominee will be required to complete a questionnaire, in a form to be provided by us, to be submitted with the stockholder’s notice. We may also require any proposed nominee to furnish such other information as we may reasonably require in order to determine the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.
Board Leadership
Our Board is responsible for the control and direction of the Company. The Board represents the Company’s stockholders and its primary purpose is to build long-term stockholder value. Mr. Lodzinski serves as Chairman of the Board and Chief Executive Officer of the Company. The Board believes that Mr. Lodzinski is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry and is also the person most capable of effectively identifying strategic priorities and leading the discussion and execution of corporate strategy. In this combined role, Mr. Lodzinski is able to foster clear accountability and effective decision making. The Board believes that the combined role of Chairman and Chief Executive Officer strengthens the communication between the Board and management and provides a clear roadmap for stockholder communications. Further, as the individual with primary responsibility for managing day-to-day operations, Mr. Lodzinski is best positioned to chair regular Board meetings and ensure that key business issues and risks are brought to the attention of our Board. We therefore believe that the creation of a lead independent director position is not necessary at this time.
Board Risk Oversight
Our Board has ultimate responsibility for general oversight of risk management processes. The Board receives regular reports from Mr. Lodzinski on areas of risk facing the Company. Our risk management processes are intended to identify, manage and control risks so that they are appropriate considering our scope, operations and business objectives. The full Board (or the appropriate Committee in the case of risks in areas for which responsibility has been delegated to a particular Committee) engages with the appropriate members of management to enable its members to understand and provide input to and oversight of our risk identification, risk management and risk mitigation strategies. The Audit Committee also meets without management present to, among other things, discuss the Company’s risk management culture and processes. In the event a Committee receives a report from a member of management regarding areas of risk, the Chairperson of the relevant Committee will report on the discussion to the full Board to the extent necessary or appropriate. This enables the Board to coordinate risk oversight, particularly with respect to interrelated or cumulative risks that may involve multiple areas for which more than one committee has responsibility.
Communications with Directors
Stockholders and other interested parties may communicate with any of our independent directors, including the Committee Chairs, by using the following address:
Earthstone Energy, Inc.
Board of Directors
c/o William A. Wiederkehr, Jr., Corporate Secretary
1400 Woodloch Drive, Suite 300
The Woodlands, Texas 77380
E-mail: billw@earthstoneenergy.com
The Corporate Secretary of the Company reviews communications to the independent directors and forwards the communications to the independent directors as appropriate. All such communications should identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. Our Corporate Secretary will make copies of all such communications and circulate them to the appropriate director or directors. Communications involving substantive accounting or auditing matters will be immediately forwarded to the Chairperson of the Audit Committee. Communications that pertain to non-financial matters will be forwarded promptly to the appropriate Committee. Certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded such as: business solicitation or advertisements; product related inquiries; junk mail or mass mailings; resumes or other job related inquiries; spam and overly hostile, threatening, potentially illegal or similarly unsuitable communications.
Board Committees
To assist it in carrying out its duties, the Board has delegated certain authority to an Audit Committee and a Compensation Committee as the functions of each are described below. Each member of the Audit and Compensation Committees has been determined by the Board to be “independent” for purposes of the listing standards of the NYSE and the rules of the Securities and Exchange Commission (the “SEC”), including the heightened “independence” standard required for members of the Audit Committee. Additionally, our Board has determined that each member of the Compensation Committee is an “outside director” as defined for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and Messrs. Kramer, Joliat and Urban are each a “Non-Employee Director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Audit Committee
The Audit Committee provides oversight of the Company’s accounting policies, internal controls, financial reporting practices and legal and regulatory compliance. Among other things, the Audit Committee appoints our independent auditor and evaluates its independence and performance; maintains a line of communication between the Board, our management and the independent auditor; and oversees compliance with the Company’s policies for conducting business, including ethical business standards.

During 2017, the members of our Audit Committee were Messrs. Joliat (Chairperson), Kramer and Urban, and the Audit Committee held four meetings. The Board has determined that Mr. Joliat is an “audit committee financial expert” as that term is defined in the listing standards of the NYSE and applicable rules of the SEC.
Compensation Committee
On August 22, 2017, the Board formed a Compensation Committee. The Compensation Committee oversees the development and administration of the Company’s compensation policies and programs. The primary function of this Committee is to review and approve executive compensation and benefit programs. Additionally, the Compensation Committee approves the compensation of our named executive officers, including the Chief Executive Officer. The Compensation Committee has retained a compensation consultant to assist the Committee in oversight and review of compensation policies of the Company. Our Chief Executive Officer is expected to recommend to the Compensation Committee the compensation for our other named executive officers.
The members of the Compensation Committee are Messrs. Kramer (Chairperson), Joliat and Thielemann. During 2017, the Compensation Committee held one meeting.
Nominating Committee
In 2017, our Board did not have a separate nominating committee. Through May 2017, all decisions relating to the nomination of directors to the Board were made by the independent directors serving on the Board. In May 2017, the Company became a “controlled company” under the NYSE corporate governance standards. Although not required, the Board is currently reviewing the potential formation of a nominating committee.
Compensation Committee Interlocks and Insider Participation
Through August 2017, our Board did not have a compensation committee. None of our executive officers serve or have served on the compensation committee of any entity that has one or more of its executive officers serving as a member of our Board. Our Chief Executive Officer, Frank A. Lodzinski, has participated in discussions with our Board regarding the compensation of our executive officers. Since August 2017, the members of our Compensation Committee have been Messrs. Kramer, Joliat and Thielemann. There are no members of the Compensation Committee who were officers or employees of the Company or any of its subsidiaries during the fiscal year 2017. During fiscal year 2017, no interlocking relationships existed between any of our named executive officers or members of our Board or Compensation Committee, on the one hand, and the executive officers or members of the board of directors or compensation committee of any other entity, on the other hand.
Corporate Code of Business Conduct and Ethics
Our Board adopted a Code of Business Conduct and Ethics (“Code of Ethics”), which provides general statements of our expectations regarding ethical standards that we expect our directors, officers and employees to adhere to while acting on our behalf. Among other things, the Code of Ethics provides that:

•	we will comply with all laws, rules and regulations;

•	our directors, officers, and employees are to avoid conflicts of interest and are prohibited from competing with the Company or personally exploiting our corporate opportunities;

•	our directors, officers, and employees are to protect our assets and maintain our confidentiality;

•	we are committed to promoting values of integrity and fair dealing; and

•	we are committed to accurately maintaining our accounting records under generally accepted accounting principles and timely filing our SEC periodic reports and our tax returns.
Our Code of Ethics also contains procedures for employees to report, anonymously or otherwise, violations of the Code of Ethics.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s directors and certain executive officers, and persons who beneficially own more than ten percent of our combined Class A Common Stock and Class B Common Stock, to file initial reports of ownership and reports of changes in ownership of our Class A Common Stock, Class B Common Stock and our other equity securities with the SEC. As a practical matter, the Company assists its directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. Based solely on a review of the copies of such forms in our possession and on written representations from reporting persons, we believe that during 2017 all of our named executive officers, directors and greater than ten percent holders filed the required reports on a timely basis under Section 16(a) of the Exchange Act, except for Messrs. Anderson, Lodzinski, Oviedo and Singleton who did not each timely file one Form 4 and each of them subsequently filed a Form 5 related to shares withheld at settlement for tax withholding purposes.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
The following table includes all holdings of our Class A Common Stock and Class B Common Stock, as of April 23, 2018, of our directors and our named executive officers, our directors and named executive officers as a group, and all those known by us to be beneficial owners of more than five percent of our outstanding shares of Class A Common Stock or Class B Common Stock. Unless otherwise noted, the mailing address of each person or entity named below is 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380.

	Shares Beneficially Owned by Certain Beneficial Owners and Management (1)(2)
	Class A Common Stock		Class B Common Stock		Combined Voting Power (3)
Name	Number	Percent of Class (4)	Number	Percent of Class (5)	Number	Percent
Named Executive Officers:
Frank A. Lodzinski (6)	266,072 (7)	*	-	-	266,072 (7)	*
Robert J. Anderson	122,835 (7)	*	-	-	122,835 (7)	*
Timothy D. Merrifield	134,519 (7)	*	-	-	134,519 (7)	*
Tony Oviedo	36,462 (7)	*	-	-	36,462 (7)	*
Mark Lumpkin, Jr.	26,225 (7)	*	-	-	26,225 (7)	*

Directors:
Jay F. Joliat	127,951 (7)	*	-	-	127,951 (7)	*
Phillip D. Kramer	15,500 (7)	*	-	-	15,500 (7)	*
Ray Singleton	520,210 (7)	1.9%	-	-	520,210 (7)	*
Wynne M. Snoots, Jr. (8)	-	-	34,606,524	96.5%	-	54.2%
Douglas E. Swanson, Jr. (8)	5,250,552	18.7%	34,606,524	96.5%	5,250,552	62.4%
Brad A. Thielemann	-	-	-	-	-	*
Zachary G. Urban	18,915 (7)	*	-	-	18,915 (7)	*
Robert L. Zorich (8)	5,250,552	18.7%	34,606,524	96.5%	5,250,552	62.4%

Officers and Directors as a Group (thirteen persons):	6,396,815	23.2%	34,606,524	96.5%	41,003,339	64.5%

Beneficial Owners of More than Five Percent:
EnCap Investments L.P. (8)	5,250,552	18.7%	34,606,524	96.5%	39,857,076	62.7%
Flatonia Energy, LLC (9)	2,957,288	10.5%	-	-	2,957,288	4.7%
T. Rowe Price Associates, Inc. (10)	1,837,325	6.6%	-	-	1,837,325	2.9%

*	Less than one percent.

(1)
Subject to the terms of the First Amended and Restated Limited Liability Company Agreement (the “EEH LLC Agreement”) of EEH, holders (“EEH Unit Holders”) of limited liability company interests of EEH (“EEH Units”) will have the right to exchange all or a portion of its EEH Units (together with a corresponding number of shares of Class B Common Stock) for Class A Common Stock (or the cash option) at an exchange ratio of one share of Class A Common Stock for each EEH Unit (and corresponding share of Class B Common Stock) exchanged. Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of a security as to which that person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power of such security and as to which that person has the right to acquire beneficial ownership of such security within 60 days. The Company has the option to deliver cash in lieu of shares of Class A Common Stock upon exercise by EEH Unit Holders of their exchange right. As a result, beneficial ownership of Class B Common Stock and EEH Units is not reflected as beneficial ownership of shares of our Class A Common Stock for which such units and stock may be exchanged.

(2)
This table lists beneficial ownership of voting securities as calculated under SEC rules. Otherwise, except to the extent noted below, each director, named executive officer or entity has sole voting and investment power over the shares reported. None of the shares are pledged as security by the named person.

(3)
Represents the percentage of voting power of our Class A Common Stock and Class B Common Stock voting together as a single class. Each share of Class B Common Stock has no economic rights, but entitles the holder thereof to one vote for each EEH Unit held by such holder.

(4)	The percentage is based upon 27,864,956 shares of Class A Common Stock issued and outstanding as of April 23, 2018.

(5)	The percentage is based upon 35,858,123 shares of Class B Common Stock issued and outstanding as of April 23, 2018.

(6)
Includes 207,310 shares of Class A Common Stock held in the name of Azure Energy, LLC (“Azure”). Mr. Lodzinski disclaims beneficial ownership of the shares held by Azure, except to the extent of his pecuniary interests therein.

(7)
Represents the following number of restricted stock units that have vested or will vest within 60 days of April 23, 2018 with each restricted stock unit representing the contingent right to receive one share of our Class A Common Stock: Mr. Lodzinski – 18,750; Mr. Anderson – 12,291; Mr. Merrifield – 7,291; Mr. Oviedo – 7,082; Mr. Lumpkin – 7,568; Mr. Joliat – 3,250; Mr. Kramer – 3,250; Mr. Urban – 3,250; and all directors and named executive officers as a group – 88,459.

(8)
Six affiliated investment funds (the “EnCap Funds”), specifically EnCap Energy Capital Fund VII, L.P. (“EnCap Fund VII”) holds 4,611,808 shares of Class A Common Stock, EnCap Energy Capital Fund VI, L.P. (“EnCap Fund VI”) holds 316,937 shares of Class A Common Stock, EnCap VI-B Acquisitions, L.P. (“EnCap Fund VI-B”) holds 173,486 shares of Class A Common Stock, EnCap Energy Capital Fund V, L.P. (“EnCap Fund V”) holds 82,782 shares of Class A Common Stock, EnCap V-B Acquisitions, L.P. (“EnCap Fund V-B”) holds 65,539 shares of Class A Common Stock and EnCap Energy Capital Fund IX, L.P. (“EnCap Fund IX”) beneficially holds 34,606,524 shares of Class B Common Stock, which are owned by its wholly-owned subsidiary Bold Holdings. EnCap Partners GP, LLC (“EnCap Partners GP”) is the sole general partner of EnCap Partners, LP (“EnCap Partners”), which is the managing member of EnCap Investments Holdings, LLC (“EnCap Holdings”), which is the sole member of EnCap Investments Holdings Blocker, LLC (“EnCap Holdings Blocker”). EnCap Holdings Blocker is (i) the sole member of EnCap Investments GP, L.L.C. (“EnCap Investments GP”), which is the sole general partner of EnCap Investments L.P. (“EnCap”), and (ii) the sole limited partner of EnCap. EnCap is the sole general partner of each of EnCap Equity Fund VII GP, L.P. (“EnCap Fund VII GP”), EnCap Equity Fund VI GP, L.P. (“EnCap Fund VI GP”), EnCap Equity Fund V GP, L.P. (“EnCap Fund V GP”) and EnCap Equity Fund IX GP, L.P. (“EnCap Fund IX GP”). EnCap Fund VII GP is the general partner of EnCap Fund VII. EnCap Fund VI GP is the general partner of EnCap Fund VI. EnCap Fund VI GP is also the general partner of EnCap Energy Capital Fund VI-B, L.P. (“EnCap Capital Fund VI-B”), which is the sole member of EnCap VI-B Acquisitions GP, LLC (“EnCap VI-B Acquisitions GP”), which is the general partner of EnCap Fund VI-B. EnCap Fund V GP is the general partner of EnCap Fund V. EnCap Fund V GP is also the general partner of EnCap Energy Capital Fund V-B, L.P. (“EnCap Capital Fund V-B”), which is the sole member of EnCap V-B Acquisitions GP, LLC (“EnCap V-B Acquisitions GP”), which is the general partner of EnCap Fund V-B. EnCap Fund IX GP is the general partner of EnCap Fund IX. Therefore, EnCap Partners GP, EnCap Partners, EnCap Holdings, EnCap Holdings Blocker, EnCap Investments GP, EnCap, EnCap Fund VII GP, EnCap Fund VI GP, EnCap Fund V GP, EnCap Capital Fund V-B, EnCap Capital Fund VI-B, EnCap VI-B Acquisitions GP, EnCap V-B Acquisitions GP and EnCap Fund IX GP may be deemed to beneficially own the listed securities. Mr. Snoots is a member of the board of managers of Bold Holdings. Messrs. Snoots, Swanson and Zorich do not have the sole or shared power to vote or dispose of the Class A Common Stock or Class B Common Stock held by the EnCap Funds. Messrs. Swanson and Zorich are each a managing partner of EnCap Partners and may be deemed to beneficially own the reported securities held by the EnCap Funds. Each of Messrs. Snoots, Swanson and Zorich disclaim beneficial ownership of such securities except to the extent of their respective pecuniary interest therein. The address for the EnCap entities listed above is 1100 Louisiana Street, Suite 4900, Houston, Texas 77002.

(9)
Flatonia Holdings, LLC (“Flatonia Holdings”) is the direct and indirect owner of 100% of the membership interests of Flatonia Energy, LLC (“Flatonia”). Three affiliated entities, specifically Energy Recapitalization and Restructuring Fund, L.P. (“ERR”), ERR FI Flatonia Holdings, LLC (“ERR FI Flatonia Holdings”), and ERR FI II Flatonia Intermediate, L.P. (“ERR FI II Flatonia Intermediate”) collectively own 59.6% of the membership interests of Flatonia Holdings. ERR FI Flatonia Holdings is an indirect wholly owned subsidiary of Energy Recapitalization and Restructuring FI Fund, L.P. (“ERR FI”). ERR FI II Flatonia Intermediate is an indirect wholly owned subsidiary of Energy Recapitalization and Restructuring FI II Fund, L.P. (“ERR FI II” and, together with ERR and ERR FI, collectively, the “ERR Funds”). Parallel Resource Partners, LLC (“Parallel”) serves as the general partner of, and has the power to direct the affairs of, each of the ERR Funds. Parallel also serves as the manager of Flatonia Holdings and owns, directly or indirectly, 1.5% of the membership interests of Flatonia Holdings. The board of managers of Parallel consists of Clint D. Carlson, C. John Wilder, Jr., Ron Hulme, John K. Howie, and Jonathan Siegler. Together, Carlson Energy Partners I, LLC (“CEP I”) and Bluescape Energy Partners LLC (“BEP”) have the power to direct the affairs of Parallel. Additionally, CEP I and BEP each own 50% of the outstanding membership interests of Parallel. Together, Carlson Energy Corp. (“Carlson Corp”), Ron Hulme and John K. Howie have the power to direct the affairs of CEP I. Mr. Clint D. Carlson has the power to direct the affairs of Carlson Corp. Bluescape Resources Company LLC (“Bluescape Resources”) has the power to direct the affairs of BEP. Mr. C. John Wilder, Jr. has the power to direct the affairs of Bluescape Resources. The address of Flatonia is c/o Parallel Resource Partners, LLC, 919 Milam Street, Suite 550, Houston, Texas 77002.

(10)
Based solely on a Schedule 13G filed with the SEC on February 14, 2018, in which T. Rowe Price Associates, Inc. reported sole dispositive power over 1,837,325 shares of Class A Common Stock and sole voting power over 251,842 shares of Class A Common Stock, and T. Rowe Price Small-Cap Value Fund, Inc. reported sole voting power over 1,585,483 shares of Class A Common Stock. The address for T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

COMPENSATION OF DIRECTORS

Directors who are employees of the Company, as well as directors who are employed by EnCap, receive no additional compensation for serving on the Board. Through September 30, 2017, the following compensation program for three of the non-employee members of the Board, Jay F. Joliat, Phillip D. Kramer and Zachary G. Urban: (i) an annual cash retainer of $40,000, and (ii) an initial equity grant of 9,000 shares and annual equity grants, thereafter, with a fair market value of approximately $50,000 at the time of grant. In addition, the audit committee chair and the compensation committee chair are entitled to receive an additional $8,000 cash payment annually. Effective October 1, 2017, the Board approved the following compensation program for three of the non-employee members of the Board, Jay F. Joliat, Phillip D. Kramer and Zachary G. Urban: (i) an annual cash retainer of $60,000, and (ii) an annual equity grant in the equivalent of approximately $120,000 per year that vests in four equal quarterly installments.

Director Compensation in 2017

The following table sets forth the aggregate compensation paid to our non-employee directors during year ended December 31, 2017:

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Total ($)
Jay F. Joliat	88,000	118,430	206,430
Phillip D. Kramer	38,852	118,430	157,282
Wynne M. Snoots, Jr.	—	—	—
Douglas E. Swanson, Jr.	—	—	—
Brad A. Thielemann	—	—	—
Zachary G. Urban	80,000	118,430	198,430
Robert L. Zorich	—	—	—

(1)
Reflects the full grant date fair value of the restricted stock unit awards granted in 2017 calculated in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718. For a discussion of valuation assumptions, see Note 10. Stock Based Compensation, in the Notes to Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2017. On December 6, 2017, Messrs. Joliat, Kramer and Urban were granted 13,000 restricted stock units that vest in four equal quarterly installments beginning on March 31, 2018. Each restricted stock unit represents the contingent right to receive one share of our Class A Common Stock.

The following table presents the number of outstanding restricted stock units held by our non-employee directors as of December 31, 2017:

Name	Number of Shares Subject to Restricted Stock Units Outstanding as of December 31, 2017
Jay F. Joliat	13,000
Phillip D. Kramer	13,000
Wynne M. Snoots, Jr.	—
Douglas E. Swanson, Jr.	—
Brad A. Thielemann	—
Zachary G. Urban	13,000
Robert L. Zorich	—

MANAGEMENT
The following table sets forth the names and ages of all of our executive officers, the positions and offices with us held by such persons and the months and years in which continuous service as executive officers began:

Name	Executive Officer Since	Age	Position
Frank A. Lodzinski	December 2014	68	Chairman of the Board and Chief Executive Officer
Robert J. Anderson	December 2014	56	President
Tony Oviedo	February 2017	64	Executive Vice President, Accounting and Administration
Mark Lumpkin, Jr.	August 2017	44	Executive Vice President and Chief Financial Officer
Steve C. Collins	December 2014	53	Executive Vice President, Completions and Operations
Timothy D. Merrifield	December 2014	62	Executive Vice President, Geological and Geophysical
Francis M. Mury	December 2014	66	Executive Vice President, Drilling and Development
Ray Singleton	March 1993	66	Director and Executive Vice President

See “Our Board of Directors” above for biographical information of Messrs. Lodzinski and Singleton.
Robert J. Anderson is a petroleum engineer with over 30 years of diversified domestic and international oil and gas experience. He has served as our President since April 2018. From December 2014 through April 2018, he served as our Executive Vice President, Corporate Development and Engineering. Previously, he served in a similar capacity with Oak Valley from March 2013 until the closing of its strategic combination with the Company in December 2014. Prior to joining Oak Valley, he served from August 2012 to February 2013 as Executive Vice President and Chief Operating Officer of Halcón. Mr. Anderson was employed by GeoResources, Inc. from April 2007 until its merger with Halcón in August 2012, ultimately serving as a director and Executive Vice President, Chief Operating Officer – Northern Region. He was involved in the formation of Southern Bay Energy in September 2004 as Vice President, Acquisitions until its merger with GeoResources in April 2007. From March 2004 to August 2004, Mr. Anderson was employed by AROC, a predecessor company to Southern Bay Energy, as Vice President, Acquisitions and Divestitures. From September 2000 to February 2004, he was employed by Anadarko Petroleum Corporation as a petroleum engineer. In addition, he has worked with major oil companies, including ARCO International/Vastar Resources, and independent oil companies, including Hunt Oil, Hugoton Energy, and Pacific Enterprises Oil Company. His professional experience includes acquisition evaluation, reservoir and production engineering, field development, project economics, budgeting and planning, and capital markets. His domestic acquisition and divestiture experience includes Texas and Louisiana (offshore and onshore), Mid-Continent, and the Rocky Mountain states, and his international experience includes Canada, South America, and Russia. Mr. Anderson has a B.S. degree in Petroleum Engineering from the University of Wyoming and an MBA from the University of Denver.
Tony Oviedo has served as our Executive Vice President – Accounting and Administration (Principal Accounting Officer) since February 10, 2017. Mr. Oviedo has over 30 years of professional experience with both private and public companies. Prior to joining the Company, he was employed by GeoMet, Inc., where, since 2006, he served as the Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Controller. In addition, prior to joining GeoMet, Mr. Oviedo was employed by Resolution Performance Products, LLC, where he was Compliance Director and has held positions as Chief Accounting Officer, Controller, and Director of Financial Reporting with various companies in the oil and gas industry. Prior to the aforementioned experience, he served in the audit practice of KPMG LLP’s Energy Group. Mr. Oviedo holds a Bachelor’s degree in Business Administration with a concentration in accounting and tax from the University of Houston and is a Certified Public Accountant in the state of Texas.
Mark Lumpkin, Jr. has over 20 years of experience including over 13 years of oil and gas finance experience. He has served as our Executive Vice President and Chief Financial Officer since August 2017. Immediately prior to joining Earthstone, he served as Managing Director at RBC Capital Markets in the Oil and Gas Corporate Banking group, beginning in 2011 with a focus on upstream and midstream debt financing. From 2006 until 2011, he was employed by The Royal Bank of Scotland (“RBS”) in the Oil and Gas group within the Corporate and Investment Banking division, focusing primarily on the upstream subsector. Prior to RBS, he spent two years focused on capital markets and mergers and acquisitions primarily in the upstream sector at a boutique investment bank. Mr. Lumpkin graduated with a B.A. degree in Economics from Louisiana State University and graduated with a Master of Business Administration degree with a Finance concentration from Tulane University.

Steven C. Collins is a petroleum engineer with over 28 years of operations and related experience. He has served as our Executive Vice President, Completions and Operations since December 2014. Previously, he served in a similar capacity with Oak Valley from its formation in December 2012 until the closing of its strategic combination with the Company in December 2014. Prior to employment by Oak Valley, he served from August 2012 to November 2012 as a consultant to Halcón. Mr. Collins was employed by GeoResources, Inc. from April 2007 until its merger with Halcón in August 2012 and directed field operations, including well completion, production and workover operations. Prior to employment by GeoResources, he served as Vice President of Operations for Southern Bay, AROC, and Texoil, and as a petroleum and operations engineer at Hunt Oil Company and Pacific Enterprises Oil Company. His experience includes Texas, Louisiana (onshore and offshore), North Dakota, Montana, and the Mid-Continent. Mr. Collins graduated with a B.S. degree in Petroleum Engineering from the University of Texas.
Timothy D. Merrifield has over 37 years of oil and gas industry experience. He has served as our Executive Vice President, Geology and Geophysics since December 2014. Previously, he served in a similar capacity with Oak Valley from its formation in December 2012 until the closing of its strategic combination with the Company in December 2014. Prior to employment by Oak Valley, he served from August 2012 to November 2012 as a consultant to Halcón upon its merger with GeoResources, Inc. in August 2012. From April 2007 to August 2012, Mr. Merrifield led all geology and geophysics efforts at GeoResources. He has held previous roles at AROC, Force Energy, Great Western Resources and other independents. His domestic experience includes Texas, Louisiana (onshore and offshore), North Dakota, Montana, New Mexico, Rocky Mountain States, and the Mid-Continent. In addition, he has international experience in Peru and the East Irish Sea. Mr. Merrifield attended Texas Tech University.
Francis M. Mury has over 42 years of oil and gas industry experience. He has served as our Executive Vice President, Drilling and Development since December 2014. Previously, he served in a similar capacity with Oak Valley from its formation in December 2012 until the closing of its strategic combination with the Company in December 2014. Prior to employment by Oak Valley, he was employed by GeoResources, Inc. from April 2007 until its merger with Halcón in August 2012, ultimately serving as an Executive Vice President, Chief Operating Officer–Southern Region. He has held prior roles at AROC, Texoil, Hampton Resources, Wainoco Oil & Gas Company, Diasu Exploration Company, and Texaco, Inc. His experience extends to all facets of petroleum engineering, including reservoir engineering, drilling and production operations, petroleum economics, geology, geophysics, land, and joint operations. Geographical areas of experience include Texas and Louisiana (offshore and onshore), North Dakota, Montana, Mid-Continent, Florida, New Mexico, Oklahoma, Wyoming, Pennsylvania and Michigan. Mr. Mury graduated from Nicholls State University with a degree in Computer Science.
There are no arrangements or understandings between any of Messrs. Lodzinski, Anderson, Collins, Lumpkin, Merrifield, Mury, Oviedo and Singleton, or any other person pursuant to which such person was selected as an officer. None of Messrs. Lodzinski, Anderson, Collins, Lumpkin, Merrifield, Mury, Oviedo and Singleton has any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview
The following Compensation Discussion and Analysis, or CD&A, provides information about the compensation program for our principal executive officer, principal financial officer and our other three most highly-compensated executive officers (collectively, the “named executive officers” or “NEOs”), and is intended to place in perspective the information contained in the executive compensation tables that follow this discussion. This CD&A provides a general description of the material elements of our compensation program and specific information about its various components.
Although this CD&A focuses on the information in the tables below and related footnotes, as well as the supplemental narratives relating to the fiscal year ended December 31, 2017, we also describe compensation actions taken after the last completed fiscal year to the extent it enhances the understanding of our named executive officer compensation disclosure.
Compensation Philosophy and Objectives
We operate in a highly competitive and challenging environment and must retain, attract and motivate talented individuals with the requisite technical and managerial skills to pursue our business strategy. The objectives of our compensation program are to:

•	Encourage growth in our oil and natural gas reserves and production;

•	Encourage growth in cash flow and profitability;

•	Mitigate risks in our business related to compensation by balancing fixed compensation with short-term and potentially long-term incentive compensation; and

•	Enhance total stockholder returns through a compensation program that attracts and retains highly qualified executive officers.
Elements of Our Compensation Program

Element	Characteristics	Primary Objective
Base Salary	Cash	Retain and attract highly talented individuals
Short-Term Incentives	Cash bonus	Reward for individual and corporate performance
Long-Term Incentives	Equity awards vesting over a period of time or based on performance metrics	Align the interests of our employees and stockholders by providing employees with incentive to perform technically and financially in a manner that promotes share price appreciation.
Other Benefits	401(k) matching plans and employee health benefit plans	Provide benefits that promote employee health and support employees in attaining financial security
Base Salary. Base salary is the principal fixed component of our compensation program, and has historically been reviewed in the first quarter of each year.  It is intended to provide our named executive officers with a regular source of income to compensate them for their day-to-day efforts in managing the Company. Base salary is primarily used to retain and attract highly talented individuals. Base salary varies depending on the named executive officer’s experience, responsibilities, education, professional standing in the industry, changes in the competitive marketplace and the importance of the position to the Company.

Due to low commodity prices prevailing in the oil and gas industry, no salary increases were granted to named executive officers or other staff in 2016. In January 2016, the Board and our Chief Executive Officer further considered the continued low commodity prices and, with the approval of our Board, implemented certain company-wide staffing and salary reductions, effective February 1, 2016. These salary reductions applied to most officers and employees, except where an officer or employee assumed significant added responsibility. Effective July 1, 2017, in light of improved commodity prices and their efforts through the reduced salary period, the Board and our Chief Executive Officer approved salary increases for most officers and employees. On January 1, 2018, salaries for certain executive officers were increased to competitive market amounts predicated upon review and consideration of the Compensation Committee and the advice of Longnecker & Associates, our independent compensation consultant (“Longnecker”), retained by the Compensation Committee. The following table shows the annual base salaries for our named executive officers in 2016, 2017 and 2018.

	January 1, 2016	February 1, 2016	July 1, 2017	Base Salary
	Through	Through	Through	Effective
Name	January 31, 2016 ($)	June 30, 2017 ($)	December 31, 2017 ($)	January 1, 2018 ($)
Frank A. Lodzinski	255,000	229,500	320,000	480,000
Robert J. Anderson	235,000	235,000	320,000	350,000
Timothy D. Merrifield	235,000	211,500	270,000	280,000
G. Bret Wonson (1)	177,000	167,000	—	—
Tony Oviedo (2)	—	220,000	250,000	280,000
Mark Lumpkin, Jr. (3)	—	—	280,000	280,000

(1)	Resigned effective February 9, 2017.

(2)	Appointed Executive Vice President – Accounting and Administration effective February 9, 2017.

(3)	Appointed Executive Vice President and Chief Financial Officer effective August 21, 2017.
Elements of Our Compensation Program
Short-Term Incentives. Short-term incentive compensation is the short-term variable portion of our compensation program and is based on the principle of pay-for-performance. Short-term incentives have historically been reviewed in the first quarter of each year or at the end of the fourth quarter. The objective of short-term incentives is to reward our named executive officers based on the performance of the Company as a whole and the contributions of the individual named executive officer in relation to our success.
The following table shows the cash bonuses earned by certain of our named executive officers for the year ended December 31, 2017:

Name	2017 Cash Bonus ($)
Robert J. Anderson	233,754
Tony Oviedo	39,850
Timothy D. Merrifield	219,270
Long-Term Incentives. Long-term incentives may be awarded to our named executive officers under the 2014 Plan, which was originally approved by our stockholders in December 2014. Under our 2014 Plan, the Board has the flexibility to choose among a number of forms of long-term incentive compensation, including stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance units, performance bonuses, or other incentive awards. In the past, the Company has granted restricted stock unit awards to employees and non-employee directors under the 2014 Plan.
On December 6, 2017, the Compensation Committee approved awards of restricted stock units (“RSUs”) to certain of our named executive officers pursuant to the 2014 Plan. The following table shows the RSU awards granted to certain of our named executive officers on December 6, 2017:

Name	Number of RSUs Vesting on April 30, 2018	Aggregate Number of RSUs Vesting on a Quarterly Basis Beginning on June 30, 2018 (1)	Total
Frank A. Lodzinski	50,000	100,000	150,000
Robert J. Anderson	33,333	66,667	100,000
Timothy D. Merrifield	20,000	40,000	60,000
Tony Oviedo	6,667	13,333	20,000
Mark Lumpkin, Jr.	3,333	6,667	10,000

(1)	Vest in eight equal quarterly installments beginning on June 30, 2018.
Other Benefits. All employees may participate in our 401(k) Retirement Savings Plan (“401(k) Plan”). Each employee may make before-tax contributions in accordance with the limits established by the Internal Revenue Service. We provide our 401(k) Plan to help our employees attain financial security by providing them with a program to save a portion of their cash compensation for retirement in a tax efficient manner. Our matching contribution is an amount equal to 100% of the employee’s elective deferral contribution not to exceed 6% of the employee’s base compensation. Due to low commodity prices, effective April 1, 2016, matching contributions were suspended. In May 2017, matching contributions were reinstated.
All full-time employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance.
Roles of our CEO and the Board
The Compensation Committee is comprised solely of independent directors and has overall responsibility for the compensation of our named executive officers. The Compensation Committee monitors our director and named executive officer compensation and benefit plans, policies and programs to ensure that they are market competitive and consistent with our compensation philosophy and objectives, along with our corporate governance guidelines. Generally, our Chief Executive Officer, Mr. Lodzinski, makes recommendations to the Compensation Committee regarding the base salary, short-term and long-term incentive compensation with respect to the named executive officers (other than himself) based on his analysis and assessment of competitive markets and their performance. The Compensation Committee, in its discretion, may accept, modify or reject any or all such recommendations. The Compensation Committee will consider such recommendations and independently consider compensatory matters related to Mr. Lodzinski, all with input from Longnecker.
Factors Considered in Setting Executive Compensation
To achieve the objectives of our compensation program, the Compensation Committee believes that the compensation of each of our named executive officers should reflect the performance of the Company as a whole and the contributions of the individual named executive officer in relation to our success. In other words, our compensation program is based on the idea of pay for performance. The following is a summary of the factors considered in setting compensation for our named executive officers in addition to the factors discussed above under each element of our compensation program.
Compensation Risks.  The Compensation Committee reviewed the policies and practices of our compensation program, including, among other things, the types and level of our compensation in relation to the Company as a whole and on a per division basis and the fixed and variable aspects of our compensation. The Compensation Committee does not believe that our compensation program encourages our named executive officers to take unreasonable risks related to our business. Based upon the Compensation Committee’s review, the Compensation Committee concluded that there are no compensation related risks that are reasonably likely to have a material adverse effect on the Company.
Other Compensation Practices
Accounting and Tax Considerations. Our Compensation Committee reviews and takes into account current tax, accounting and securities regulations as they relate to the design of our compensation programs and related decisions. Section 162(m) of the Code imposes a limit, with certain exceptions, on the amount that a publicly held corporation may deduct in any tax year for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year.
Stock Ownership Guidelines and Pledging Limitations. We do not currently have ownership requirements or a stock retention policy for our named executive officers or non-management directors. The Board has adopted a policy requiring our named executive officers and members of the Board to obtain Board approval prior to pledging, or using as collateral, our common stock in order to secure personal loans or other obligations, which includes holding shares of our common stock in a margin account.
We will continue to review periodically best practices in this area and re-evaluate our position with respect to stock ownership guidelines and pledging limitations.

Clawback Provisions. Although we do not presently have any formal policies or practices that provide for the recovery of prior incentive compensation awards that were based on financial information later restated as a result of the Company’s material non-compliance with financial reporting requirements, in such event we reserve the right to seek all recoveries currently available under law. The Board has included a provision in our equity grant agreements whereby the equity grants to named executive officers are subject to any clawback policies the Company may adopt which may result in the reduction, cancellation, forfeiture or recoupment of such grants if certain specified events occur, including, but not limited to, any accounting restatement due to any material noncompliance with financial reporting regulations by the Company.
No Employment Agreements. We have no employment contracts in place with any of our named executive officers, each of whom serve at the will of our Board. The Company may consider employment contracts for named executive officers in the future.
Summary Compensation Table
The following table presents, for the years ended December 31, 2017, 2016 and 2015, the compensation of our named executive officers. There has been no compensation awarded to, earned by or paid to any employees required to be reported in any table or column in the fiscal years covered by any table, other than what is set forth in the following table:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)		All Other Compensation ($)	Total ($)
Frank A. Lodzinski	2017	$274,750	$—	$1,366,500		$120	$1,641,370
Chairman and Principal Executive Officer	2016	$231,625	$11,475	$1,833,000		$3,810	$2,079,910
(also President through April 2018)	2015	$255,000	$—	$—		$3,185	$258,185

Robert J. Anderson	2017	$277,500	$233,754	$911,000		$11,950	$1,434,204
President	2016	$235,000	$11,750	$916,500		$3,525	$1,166,775
(Executive Vice President, Corporate Development and Engineering through April 2018)	2015	$235,000	$—	$—		$15,900	$250,900

Tony Oviedo	2017(2)	$210,885	$39,850	$582,700		$8,710	$842,145
Executive Vice President, Accounting and Administration

Mark Lumpkin, Jr.	2017(3)	$103,025	$—	$440,300		$2,150	$545,475
Executive Vice President and Chief Financial Officer

Timothy D. Merrifield	2017	$240,750	$219,270	$546,600		$10,335	$1,016,955
Executive Vice President, Geological and Geophysical	2016	$213,458	$10,575	$855,400		$3,349	$1,082,782
	2015	$235,000	$—	$—		$15,900	$250,900

G. Bret Wonson	2017	$10,515	$—	$—		$10,211	$20,726
Chief Accounting Officer and Principal Financial Officer	2016	$167,833	$8,850	$332,500	(4)	$2,555	$511,738
	2015	$177,000	$—	$—		$13,508	$190,508

(1)
Reflects the full grant date fair value of the restricted stock unit awards granted in 2017 calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 10. Stock Based Compensation, in the Notes to Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2017. These amounts were calculated based on the closing market price for our shares on the NYSE or the NYSE American, as applicable, on the date of grant.

(2)	Information for Mr. Oviedo represents the period from February 9, 2017, the date upon which he became an employee of the Company, through December 31, 2017.

(3)	Information for Mr. Lumpkin represents the period from August 21, 2017, the date upon which he became an employee of the Company, through December 31, 2017.

(4)	Mr. Wonson resigned from all positions with the Company in February 2017. All of his outstanding RSUs were unvested and forfeited in connection with his resignation.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Lodzinski, Chairman, Chief Executive Officer and President during 2017. For 2017, our last completed fiscal year:

•	the median of the annual total compensation of all employees of the Company (other than Mr. Lodzinski) was $183,587; and

•	the annual total compensation of Mr. Lodzinski was $1,161,370.

Based on this information, for 2017 the ratio of the annual total compensation of Mr. Lodzinski to the median of the annual total compensation of all employees was 9 to 1.

To identify the median of the total annual compensation of all our employees, we utilized a determination date of December 31, 2017, a date within the last three months of the 2017 fiscal year. For purposes of reporting annual total compensation and the ratio of annual total compensation of Mr. Lodzinski to the median employee, both Mr. Lodzinski and the median employee’s annual total compensation were calculated consistent with the disclosure requirements of executive compensation under Item 402(c)(2)(x) of Regulation S-K.

Outstanding Equity Awards at Year End

The following table provides information concerning unvested restricted stock unit awards and equity incentive plan awards for our named executive officers as of December 31, 2017.

Outstanding Equity Awards at 2017 Fiscal Year-End

	Stock Awards
Name	Number of shares or units of stock that have not vested (#) (1)	Market value of shares or units of stock that have not vested ($) (2)
Frank A. Lodzinski	150,000	1,594,500
Robert J. Anderson	100,000	1,063,000
Tony Oviedo	30,000	318,900
Mark Lumpkin, Jr.	50,000	531,500
Timothy D. Merrifield	60,000	637,800

(1)	The table below shows the vesting dates for the respective unvested restricted stock units listed in the above Outstanding Equity Awards at 2017 Fiscal Year-End table:

Vesting date	Lodzinski	Anderson	Oviedo	Lumpkin	Merrifield
January 1, 2018	—	—	—	13,334	—
Equal monthly installments on the last day of the month, beginning January 31, 2018	—	—	10,000	26,666	—
April 30, 2018	50,000	33,334	6,667	3,334	20,000
Equal quarterly installments on the last day of the quarter, beginning June 30, 2018	100,000	66,666	13,333	6,666	40,000

(2)
Amount shown represents the fair value of the shares of restricted stock units based on the closing market price of our shares of Class A Common Stock on the NYSE on December 29, 2017, the last trading day of our 2017 fiscal year, which was $10.63, multiplied by the number of unvested restricted stock units at year-end.

Grants of Plan-Based Awards
The following table provides information about time-based restricted stock unit awards granted under the 2014 Plan to our named executive officers during the year ended December 31, 2017. Each restricted stock unit represents a contingent right to receive one share of our Class A Common Stock. Restricted stock units are generally settled and shares of Class A Common Stock are issued on a quarterly basis shortly after the end of each calendar quarter.
During the year ended December 31, 2017, the Board approved awards of restricted stock units (“RSUs”) to our named executive officers after considering that the base salary levels of our named executive officers are well below industry peers and further considering that no short-term incentives were paid for 2015. The following table shows the restricted stock unit awards granted to our named executive officers during the year ended December 31, 2017:

Name	Grant Date	All other Stock Awards: Number of Shares or Units (#)	Grant Date Fair Value of Stock Awards (1) ($)
Frank A. Lodzinski	12/6/2017	150,000(2)	1,366,500
Robert J. Anderson	12/6/2017	100,000(2)	911,000
Timothy D. Merrifield	12/6/2017	60,000(2)	546,600
Tony Oviedo	12/6/2017	20,000(2)	182,200
	2/10/2017	30,000(3)	400,500
Mark Lumpkin, Jr.	12/6/2017	10,000(2)	91,100
	8/21/2017	40,000(4)	349,200

(1)
Reflects the full grant date fair value of restricted stock unit awards granted in 2017 calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 10. Stock Based Compensation, in the Notes to Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2017. These amounts were calculated based on the closing market price for our shares on the NYSE on the date of grant.

(2)	One-third of the RSU awards will vest on April 30, 2018 and the remaining two-thirds will vest in eight equal quarterly installments beginning on June 30, 2018.

(3)	One-third of the RSU award vested on July 1, 2017 and the remaining two-thirds vest in twelve equal monthly installments beginning on July 31, 2017.

(4)	One-third of the RSU award vested on January 1, 2018 and the remaining two-thirds vest in twelve equal monthly installments beginning on January 31, 2018.
Option Exercises and Stock Vested
The following table summarizes option exercises and the vesting of restricted stock for our named executive officers in 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
Frank A. Lodzinski	-	-	150,000	1,758,000
Robert J. Anderson	-	-	75,000	879,000
Tony Oviedo	-	-	20,000	208,200
Mark Lumpkin, Jr.	-	-	-	-
Timothy D. Merrifield	-	-	70,000	820,400

(1)	The value realized equals the closing price of our Class A Common Stock on the date of vesting, multiplied by the number of restricted stock units vested.
Employment Contracts and Termination of Employment

We do not have any employment agreements with any of our named executive officers. The restricted stock unit agreements under which we have granted restricted stock unit awards under the 2014 Plan contain provisions providing for accelerated vesting upon the death or disability of the executive officer and upon termination of employment by the Company without cause or termination of employment by the executive officer for “good reason.”

For purposes of the restricted stock unit agreements, the term “good reason” means without the executive officer’s written consent (A) a material reduction in the executive officer’s authority, duties or responsibilities compared to the executive officer’s authority, duties and responsibilities as of the grant date; (B) the executive officer’s principal work location being moved more than 35 miles, from the Company’s current location in The Woodlands, Texas; (C) the Company or any of its subsidiaries materially reduces the executive officer’s base salary (unless the base salaries of substantially all other senior executives of the Company are similarly reduced); or (D) if the executive officer is a party to an employment agreement with the Company, any material breach of such employment agreement by the Company.  Termination for good reason by the executive requires prior written notification to the Company and the opportunity for the Company to cure. For purposes of the restricted stock unit agreements, the term “Cause” means (A) the executive officer’s failure to perform (other than due to disability or death) the duties of the executive officer’s position (as they may exist from time to time) to the reasonable satisfaction of the Company or any of its subsidiaries after receipt of a written warning and at least fifteen (15) days’ opportunity for the executive officer to cure the failure, (B) any act of fraud or dishonesty committed by the executive officer against or with respect to the Company or any of its subsidiaries or customers as shall be reasonably determined to have occurred by the Board, (C) the executive officer’s conviction or plea of no contest to a crime that negatively reflects on the executive officer’s fitness to perform the executive officer’s duties or harms the Company’s or any of its subsidiaries’ reputation or business, (D) the executive officer’s willful misconduct that is injurious to the Company or any of its subsidiaries, or (E) the executive officer’s willful violation of a material Company or any of its subsidiaries policy.

Potential Payments Triggered Upon a Change in Control

We do not have any change in control or severance agreements with any named executive officer or director. The restricted stock unit agreements under which we have granted restricted stock unit awards under our 2014 Plan contain provisions providing for accelerated vesting upon a change in control. The amounts shown in the following table reflect the potential value to our named executive officers as of December 31, 2017, of unvested restricted stock unit awards where the vesting may accelerate upon a change in control of the Company. Consistent with SEC requirements, these estimated amounts have been calculated as if the change in control had occurred as of December 31, 2017, and using the closing market price of our Class A Common Stock on December 29, 2017, the last trading day of our 2017 fiscal year ($10.63 per share). The amounts below are estimates of the incremental amounts that would be received upon a change in control; the actual amount could be determined only at the time of any actual change in control.

Estimated Potential Payments Upon a Change in Control

	Restricted Stock Units
Name	Unvested Restricted Stock Units at 12/31/17 (#)	Total Value of Unvested Restricted Stock Units that May Accelerate Upon Change in Control as of 12/31/2017 ($) (1)
Frank A. Lodzinski	150,000	1,594,500
Robert J. Anderson	100,000	1,063,000
Tony Oviedo	30,000	318,900
Mark Lumpkin, Jr.	50,000	531,500
Timothy D. Merrifield	60,000	637,800

(1)
Based on the closing market price of our shares of Class A Common Stock on the NYSE on December 29, 2017, the last trading day of our 2017 fiscal year, which was $10.63, multiplied by the number of unvested restricted stock units at year-end.

Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the disclosures contained in the section entitled “Compensation Discussion and Analysis.” Based on this review and discussion, the Compensation Committee has recommended to the Board that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement.

Members of the Compensation Committee:

Phillip D. Kramer (Chair)
Jay F. Joliat
Brad A. Thielemann

(The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of Earthstone Energy, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Earthstone Energy, Inc. specifically incorporates the Report by reference therein.)

INDEPENDENT PUBLIC ACCOUNTANTS
On March 29, 2018, the Audit Committee dismissed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm and appointed Moss Adams LLP (“Moss Adams”), effective March 30, 2018, to serve as the Company’s new independent registered public accounting firm to audit the Company’s financial statements as of and for the fiscal year ending December 31, 2018. The audit committee of the board of directors of the Company pursuant to its charter exercised its authority to approve Grant Thornton’s dismissal and Moss Adams’ appointment as the Company’s independent registered public accounting firm.
Grant Thornton served as our independent accountant for the fiscal years ended December 31, 2017 and 2016, and for the subsequent interim period through March 29, 2018.
The reports of Grant Thornton on the financial statements of the Company as of and for the fiscal years ended December 31, 2017 and 2016, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company’s financial statements for the fiscal years ended December 31, 2017 and 2016, and the subsequent interim period through March 29, 2018, (i) the Company had no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference in connection with its opinion to the subject matter of such disagreement and (ii) there were no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K.
During the fiscal years ended December 31, 2017 and 2016, and the subsequent interim period preceding the engagement of Moss Adams, the Company did not consult Moss Adams regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided to the Company or oral advice was provided that Moss Adams concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).
A copy of Grant Thornton’s letter, dated March 30, 2018, stating its agreement with the above statements, is attached as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 30, 2018.
The decision to change accountants was recommended by the Audit Committee and approved by the Board of Directors.
The Company does not anticipate that a representative of Moss Adams or Grant Thornton will be present at the Annual Meeting.
Audit Committee Pre-Approval Policies and Procedures
To help assure independence of our independent auditor, the Audit Committee has established a policy whereby all audit, review, attest and non-audit engagements of the principal auditor or other firms must be approved in advance by the Audit Committee; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules. This policy is set forth in our Audit Committee Charter. Of the fees shown below in the table, which were paid to our independent auditors, 100% were approved by the Audit Committee.
Fees Paid to Grant Thornton
The following is a summary and description of fees for services provided by Grant Thornton for the years ended December 31, 2017 and 2016:

	Year Ended December 31,
Services	2017	2016
Audit Fees (1)	$807,354	$532,556
Audit-Related Fees (2)	—	21,200
Tax Fees	—	—
All Other Fees	—	—
Total	$807,354	$553,756

(1)
Audit Fees include professional services for the audit of our annual financial statements, reviews of the financial statements included in our Form 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees comprise fees for professional services that are reasonably related to the performance of the audit or review of the Company’s financial statements.

AUDIT COMMITTEE REPORT
Our Audit Committee reports to and acts on behalf of our Board by providing oversight of our financial management, independent auditor and financial reporting procedures. The Audit Committee operates under a written charter adopted by the Board. Our management is responsible for preparing our consolidated financial statements, and our independent auditor is responsible for auditing those consolidated financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by our management and the independent auditor. In this context, the Audit Committee has met and held discussions with management and the independent auditor. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor prior to their release and filing.
It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Members of the Audit Committee are not employees of the Company and do not represent themselves to be or to serve as accountants or auditors by profession or experts in the fields of accounting or auditing. As a result, the Audit Committee has relied, without independent verification, on management’s representation that the consolidated audited financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s consolidated audited financial statements.
The Audit Committee has discussed with the independent auditor matters required to be discussed in the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T, as may be modified or supplemented. In addition, the Audit Committee received from the independent auditor the written disclosures and the letter required by applicable requirements of the PCAOB, regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence.
The Audit Committee considered the fees and costs billed and expected to be billed by the independent auditor for our audit services.  The Audit Committee has discussed with management the procedures for selection of consultants and the related competitive bidding practices and fully considered whether those services provided by the independent auditor are compatible with maintaining auditor independence.
In addition, the Audit Committee reviewed its Charter and received reports as required by its policy for the receipt, retention and treatment of financial reporting concerns received from external and internal sources.
The Audit Committee has discussed with the independent auditor, with and without management present, its evaluation of our internal accounting controls and the overall quality of our financial reporting.
Based on the reports and discussions described in this report and subject to the limitations on the roles and responsibilities of the Audit Committee referred to above and in its Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of Earthstone Energy, Inc. be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the SEC.
AUDIT COMMITTEE
Jay F. Joliat (Chair)
Phillip D. Kramer
Zachary G. Urban
(The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of Earthstone Energy, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Earthstone Energy, Inc. specifically incorporates the Report by reference therein.)

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Flatonia Energy, LLC
Flatonia Energy, LLC (“Flatonia”), a subsidiary of Parallel Resources, LLC (“PRP”), which owns approximately 10.5% of our outstanding Class A Common Stock and approximately 4.7% of our outstanding voting power, is a party to an industry standard joint operating agreement (the “Operating Agreement”) with Earthstone Operating, LLC (“OVO”) one of our wholly owned subsidiaries.  This agreement was entered into prior to the closing of the Flatonia Contribution Agreement on December 19, 2014 under which PRP acquired shares of our common stock.  The Operating Agreement covers certain jointly owned oil and gas properties located in the Eagle Ford trend in Texas. During the year ended December 31, 2017, Flatonia paid us $5.4 million as its share of joint operating costs associated with these properties which reflects charges by OVO for its direct costs and operating expenses under the joint Operating Agreement.  During 2017, OVO paid $26.5 million to Flatonia for its share of net revenues associates with these properties.
Oak Valley Resources, LLC
Oak Valley was dissolved in May 2017. Prior to the dissolution, various members of our Board of Directors and management held investments in entities that owned membership interests in Oak Valley. For instance, Mr. Lodzinski owned an approximate 28.4% interest in an entity that owned a 2.6% membership interest in Oak Valley. Messrs. Swanson and Zorich are associated with EnCap Investments L.P., which advises the EnCap Funds, previously the majority investors in Oak Valley. Messrs. Joliat and Urban owned membership interests in Oak Valley.
Registration Rights Agreement
Pursuant to the terms of the Bold Contribution Agreement, at the closing of the Bold Transaction, the Company, Bold Holdings, and the unitholders of Bold Holdings entered into a registration rights agreement (the “Registration Rights Agreement”) relating to the shares of Class A Common Stock issuable upon the exchange of the EEH Units and Class B Common Stock held by Bold Holdings or its unitholders. In accordance with the Registration Rights Agreement, we filed a registration statement on Form S-3 (the “Registration Statement”) with the SEC to permit the public resale of the shares of Class A Common Stock issued by the Company to Bold Holdings or its unitholders in connection with the exchange of Class B Common Stock and EEH Units in accordance with the terms of the EEH LLC Agreement. On October 18, 2017, the Registration Statement was declared effective by the SEC.
Voting Agreement

On May 9, 2017, in connection with the closing of the Bold Contribution Agreement, the Company, EnCap, Oak Valley, and Bold Holdings entered into the Voting Agreement, pursuant to which EnCap, Oak Valley, and Bold Holdings agreed not to vote any shares of Class A Common Stock or Class B Common Stock held by them in favor of any action, or take any action that would in any way alter the composition of the Board from its composition immediately following the closing of the Bold Contribution Agreement as long as the Voting Agreement is in effect. Immediately following the closing of the Bold Contribution Agreement, the Board was increased to nine members from eight members, four of which were designated by EnCap, three of which are independent, and two of which are members of management, including our Chief Executive Officer. At any time during the effectiveness of the Voting Agreement during which EnCap’s collective ownership of Earthstone exceeds 50% of the total issued and outstanding voting stock, EnCap may remove and replace one director that was not originally designated by EnCap, and his or her successors. Any such removal and replacement will be conducted in accordance with the provisions of our Certificate of Incorporation and bylaws then in effect. The Voting Agreement terminates on the earlier of (i) May 9, 2022 and (ii) the date upon which EnCap, Oak Valley, and Bold Holdings collectively own, of record and beneficially, less than 20% of our outstanding voting stock.

Exchange Right

In accordance with the terms of the EEH LLC Agreement, the EEH Unit Holders generally have the right to exchange their EEH Units (and a corresponding number of shares of our Class B Common Stock), for shares of our Class A Common Stock (the “Exchange Right”) at an exchange ratio of one share of Class A Common Stock for each EEH Unit (and a corresponding share of Class B Common Stock) exchanged (subject to conversion rate adjustments for stock splits, stock dividends and reclassifications) or cash (pursuant to the cash option). As an EEH Unit Holder exchanges its EEH Units, our interest in EEH will be correspondingly increased.
Policies and Procedures for Approval of Related Party Transactions
Our officers and directors are required to obtain Audit Committee approval for any proposed related party transactions. In addition, our Code of Ethics requires that each director, officer and employee must do everything he or she reasonably can to avoid conflicts of interest or the appearance of conflicts of interest. Our Code of Ethics states that a conflict of interest exists when an individual’s private interest interferes in any way or even appears to interfere with our interests and sets forth examples of the types of transactions that must be reported to our Board. Under our Code of Ethics, we reserve the right to determine when an actual or potential conflict of interest exists and then to take any action we deem appropriate to prevent the conflict of interest from occurring.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
Voting Instructions and Information
Who Can Vote? You are entitled to vote your Class A Common Stock and Class B Common Stock if our records show that you held your shares as of the record date, April 23, 2018. At the close of business on that date, 27,864,956 shares of Class A Common Stock and 35,858,123 shares of Class B Common Stock were outstanding and entitled to vote. Each share is entitled to one vote on the matters submitted for a vote at the Annual Meeting. The Class A Common Stock and the Class B Common Stock vote together as one class. Your voting instructions are confidential and will not be disclosed to persons other than those recording the vote, except if a stockholder makes a written comment on the proxy card, otherwise communicates his or her vote to management, as may be required in accordance with the appropriate legal process, or as authorized by you.
Voting Your Proxy. If your shares are held through a broker, bank or other nominee (held in street name), you will receive instructions from them that you must follow in order to have your shares voted. If you want to vote in person, you must obtain a legal proxy from your broker, bank or other nominee and bring it to the Annual Meeting.
If you hold your shares in your own name as a holder of record with our transfer agent, Direct Transfer, LLC, you may instruct the proxies how to vote following the instructions listed on the proxy card, by signing, dating and mailing the proxy card in the postage paid envelope, by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card. Of course, you can always attend to the meeting and vote your shares in person.
Whichever method you select to transmit your instructions, the proxies will vote your shares in accordance with those instructions. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors: for each director nominee, for the Amended 2014 Plan, and will be deemed to grant discretionary authority to vote upon any other matters properly before the Annual Meeting.
Matters to be Presented. We are not aware of any matters to be presented at the Annual Meeting, other than those described in this proxy statement. If any matters not described in the proxy statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned or postponed, the proxies can vote your shares at the adjournment or postponement as well.
Revoking Your Proxy. If you hold your shares in street name, you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions. If you are a holder of record and wish to revoke your proxy instructions, you must advise our Corporate Secretary in writing before the proxies vote your shares at the meeting, deliver later-dated proxy instructions or attend the meeting and vote your shares in person. We will honor the proxy with the latest date.
How Votes Are Counted. A quorum is required to transact business at our Annual Meeting. A majority of the voting power of the outstanding shares of stock entitled to vote at the Annual Meeting must be represented at the meeting in person or by proxy to constitute a quorum. If you have returned valid proxy instructions or attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you abstain from voting on some or all matters introduced at the Annual Meeting. In addition, shares that constitute broker non-votes will be treated as present for purposes of determining whether a quorum is present.
Voting. You may either vote for, against or abstain on each of the proposals. Broker non-votes and abstentions will have no impact, as they are not counted as votes cast. If you hold your shares in street name, and you do not submit voting instructions to your broker, bank or other nominee, such person will not be permitted to vote your shares in their discretion on the election of directors or the vote to approve and adopt the Amended 2014 Plan.
Election of Directors. In the election of directors, the three Class III director nominees receiving the highest number of votes cast for in their favor will be elected as Class III directors to our Board of Directors, assuming a quorum is present at the Annual Meeting. Cumulative voting in the election of directors is not permitted.
Approval and Adoption of the Earthstone Energy, Inc. 2014 Long-Term Incentive Plan, as Amended and Restated. Approval and adoption of the Earthstone Energy, Inc. 2014 Long-Term Incentive Plan as amended and restated requires the affirmative vote of the holders of a majority in voting power of the shares represented in person or by proxy at the Annual Meeting, provided that a quorum is present.
Board Recommendations. THE BOARD RECOMMENDS THAT YOU VOTE FOR EACH OF THE DIRECTOR NOMINEES AND FOR THE APPROVAL AND ADOPTION OF THE AMENDED 2014 PLAN.

Cost of Proxy Solicitation. We are providing these proxy materials in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting. We will pay the cost of this proxy solicitation. In addition, we expect that a number of our employees will solicit stockholders personally, electronically and by telephone. None of these employees will receive any additional compensation for doing this. We will, on request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.
Stockholder Proposals
In order to submit stockholder proposals for the 2019 Annual Meeting of Stockholders for inclusion in the Company’s proxy statement pursuant to Exchange Act Rule 14a-8, materials must be received by our Corporate Secretary at the Company’s principal executive offices in The Woodlands, Texas, no later than December 27, 2018. The proposals must comply with all of the requirements of Exchange Act Rule 14a-8. Proposals should be addressed to: Earthstone Energy, Inc., Corporate Secretary, 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.
In addition, pursuant to our Bylaws, a stockholder who intends to nominate a candidate for election to the Board or to propose other business for consideration at the 2019 Annual Meeting of Stockholders must provide notice of such business to the Company not less than ninety (90) nor more than one hundred twenty (120) days prior to the date of the 2019 Annual Meeting (assuming that the 2019 Annual Meeting is within 30 days of the anniversary date of the 2018 Annual Meeting). Accordingly, any notice given by or on behalf of a stockholder pursuant to these provisions of our Bylaws (and not pursuant to Rule 14a-8 of the Exchange Act) must be received no earlier than February 6, 2019, and no later than March 8, 2019. Such notice should be addressed to: Earthstone Energy, Inc., Corporate Secretary, 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380. In order to curtail controversy as to the date on which a proposal was received by us, it is suggested that proponents submit their proposals by certified mail-return receipt requested.  Such proposals must also meet the other requirements established by the SEC for stockholder proposals.
For any other meeting, the nomination or item of business must be received by the tenth (10th) day following the date of public disclosure of the date of the meeting. These requirements are separate from and in addition to the SEC’s requirements described in the first paragraph of this section relating to including a proposal in our proxy statements.
Annual Report on Form 10-K
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and this Notice of the 2018 Annual Meeting and Proxy Statement are available at https://www.iproxydirect.com/ESTE. We will promptly provide to any stockholder, without charge and upon written request, a copy (without exhibits, unless otherwise requested) of our Annual Report on Form 10-K as filed with the SEC for our fiscal year ended December 31, 2017. Any such request should be directed to Earthstone Energy, Inc., Attn: Corporate Secretary, 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380 or by calling (281) 298-4246. The Annual Report on Form 10-K for the fiscal year ended December 31, 2017 accompanying this proxy statement is not part of the proxy soliciting materials.
Eliminating Duplicative Proxy Materials

Stockholders having the same last name and address and individuals with more than one account registered at Direct Transfer, LLC, with the same address and who receive paper copies of the proxy materials will receive one copy of our proxy statement and annual report on Form 10-K, unless contrary instructions have been received from an affected stockholder. If you would like to enroll in this service or receive individual copies of all documents, please contact our Corporate Secretary by writing to Earthstone Energy, Inc., Attn: William A. Wiederkehr, Jr., 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380 or by calling (281) 298-4246.
Incorporation by Reference
To the extent that this proxy statement has been or will be specifically incorporated by reference into any other filing of Earthstone Energy, Inc. under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this proxy statement entitled “Audit Committee Report” (to the extent permitted by the rules of the SEC) and “Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

By Order of The Board of Directors,

Dated: April 26, 2018	/s/ WILLIAM A. WIEDERKEHR, JR.
WILLIAM A. WIEDERKEHR, JR., Corporate Secretary

Appendix A

EARTHSTONE ENERGY, INC.
2014 LONG-TERM INCENTIVE PLAN

(As Amended and Restated June 6, 2018)
ARTICLE I
PURPOSE
1.1Purpose. The purposes of this Plan are to create incentives which are designed to motivate Participants to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company’s success. Toward these objectives, this Plan provides for the grant of Options, Restricted Stock Awards, Restricted Stock Units, SARs, Performance Units, Performance Bonuses, Stock Awards and Other Incentive Awards to Eligible Employees and the grant of Nonqualified Stock Options, Restricted Stock Awards, Restricted Stock Units, SARs, Performance Units, Stock Awards and Other Incentive Awards to Consultants and Eligible Directors, subject to the conditions set forth in this Plan.
ARTICLE II
DEFINITIONS
2.1“Affiliated Entity” means any corporation, partnership, limited liability company or other form of legal entity in which a substantial portion of the ownership interest thereof is owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or Affiliated Entities or a combination thereof. For purposes hereof, the Company, a Subsidiary or an Affiliated Entity shall be deemed to have a substantial ownership interest in a partnership or limited liability company if the Company, such Subsidiary or Affiliated Entity (a) shall be allocated a majority of partnership or limited liability company gains or losses or (b) shall be or control a managing member, manager, managing director or a general partner of such partnership or limited liability company.
2.2“Award” means, individually or collectively, any Option, Restricted Stock Award, Restricted Stock Unit, SAR, Performance Unit, Performance Bonus, Stock Award or Other Incentive Award granted under this Plan to an Eligible Employee by the Board or any Nonqualified Stock Option, Performance Unit, SAR, Restricted Stock Award, Restricted Stock Unit, Stock Award or Other Incentive Award granted under this Plan to a Consultant or an Eligible Director by the Board, in either case pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Board may establish by the Award Agreement or otherwise.
2.3“Award Agreement” means any written or electronic instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Board’s exercise of its administrative powers.
2.4“Board” means the Board of Directors of the Company and, if the Board has appointed a Committee as provided in Section 3.2, the term “Board” shall include such Committee.
2.5“Cash Dividend Right” means a contingent right, granted in tandem with a specific Restricted Stock Unit Award, to receive an amount in cash equal to the cash distributions made by the Company with respect to a share of Common Stock during the period such Award is outstanding.
2.6“Change of Control Event” means each of the following:
(a)     Any transaction in which shares of voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company are issued by the Company, or sold or transferred by the stockholders of the Company, in either case resulting in those persons and entities who beneficially owned voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately prior to such transaction ceasing to beneficially own voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately after such transaction;
(b)     The merger or consolidation of the Company with or into another entity resulting in those persons and entities who beneficially owned voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately prior to such merger or consolidation ceasing to beneficially own voting securities representing more than 50% of the total combined voting power of all outstanding voting securities of the surviving corporation or resulting entity immediately after such merger of consolidation; or
(c)     The sale of all or substantially all of the Company’s assets unless those persons and entities who beneficially owned voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately prior to such asset sale beneficially own voting securities of the purchasing entity representing more than 50% of the total combined voting power of all outstanding voting securities of the purchasing entity immediately after such asset sale.
Notwithstanding anything herein to the contrary, with respect to any amounts that constitute deferred compensation under Section 409A of the Code, to the extent required to avoid accelerated taxation or penalties, no Change of Control Event will be deemed to have occurred unless such Change of Control Event also constitutes a change in control in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the Company’s assets under Treasury Regulation Section 1.409A-3(i)(5).
2.7“Code” means the Internal Revenue Code of 1986, as amended. References in this Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.
2.8“Committee” means the Committee appointed by the Board as provided in Section 3.2.
2.9“Common Stock” means the Class A common stock, $0.001 par value per share, of the Company, and after substitution, such other stock as shall be substituted therefore as provided in Article XII.
2.10“Company” means Earthstone Energy, Inc., a Delaware corporation.
2.11“Consultant” means any individual who is engaged by the Company, a Subsidiary or an Affiliated Entity to render bona-fide consulting or advisory services, which services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.
2.12“Date of Grant” means the date on which the grant of an Award is authorized by the Board or such later date as may be specified by the Board as the Date of Grant in such authorization.
2.13“Disability” means, except as otherwise provided in this Plan, the Participant is unable to continue providing services by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. For purposes of this Plan, the determination of Disability shall be made in the sole and absolute discretion of the Board.
2.14“Dividend Unit Right” means a contingent right, granted in tandem with a specific Restricted Stock Unit Award, to have an additional number of Restricted Stock Units credited to a Participant in respect of the Award equal to the number of whole shares of Common Stock that could be purchased at Fair Market Value upon, and with the amount of, each cash distribution made by the Company during the period such Award is outstanding with respect to a number of shares of Common Stock equal to the number of Restricted Stock Units subject to the Award at the time of each such distribution.
2.15“Effective Date” means June 6, 2018. The 2014 Long-Term Incentive Plan was originally effective on December 19, 2014 and was subsequently amended on October 22, 2015 and May 9, 2017.
2.16“Eligible Employee” means any employee of the Company, a Subsidiary, or an Affiliated Entity as approved by the Board.
2.17“Eligible Director” means any member of the Board who is not an employee of the Company, a Subsidiary or an Affiliated Entity, or a Consultant.
2.18“Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.19“Fair Market Value” means (a) during such time as the Common Stock is registered under Section 12 of the Exchange Act, the closing sales price of the Common Stock as quoted by an established stock exchange or automated quotation system on the day for which such value is to be determined, or, if there was no quoted price for such day, then for the last preceding business day on which there was a quoted price as reported in The Wall Street Journal or such other sources as the Board deems reliable, or (b) during any such time as the Common Stock is not listed upon an established stock exchange or automated quotation system, the mean between dealer “bid” and “ask” prices of the Common Stock in the over-the-counter market on the day for which such value is to be determined, as reported in The Wall Street Journal or such other source as the Board deems reliable, or (c) during any such time as the Common Stock cannot be valued pursuant to (a) or (b) above, the fair market value of the Common Stock as determined in good faith by the Board using a “reasonable application of a reasonable valuation method” within the meaning of Treasury Regulation Section 1.409A-1(b)(5)(iv)(B) or any successor provision.
2.20“Incentive Stock Option” means an Option that is intended to be an “incentive stock option” within the meaning of Section 422 of the Code.
2.21“Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.
2.22“Other Incentive Award” means an incentive award granted to an Eligible Employee, Consultant or Eligible Director under Article XI of this Plan.
2.23“Option” means an Award granted under Article V of this Plan and includes both Nonqualified Stock Options and Incentive Stock Options to purchase shares of Common Stock.
2.24“Participant” means an Eligible Employee, a Consultant or an Eligible Director to whom an Award has been granted by the Board under this Plan.
2.25“Performance Bonus” means the bonus which may be granted to Eligible Employees under Article X of this Plan.
2.26“Performance Units” means those monetary units and/or units representing fictional shares of Common Stock that may be granted to Eligible Employees, Consultants or Eligible Directors pursuant to Article IX hereof.
2.27“Plan” means the Earthstone Energy, Inc. 2014 Long-Term Incentive Plan, as amended and restated from time to time.
2.28“Restricted Stock Award” means an Award granted to an Eligible Employee, Consultant or Eligible Director under Article VI of this Plan.
2.29“Restricted Stock Unit” means an Award granted to an Eligible Employee, Consultant or Eligible Director under Article VII of this Plan.
2.30“Restriction Period” means the period during which an Award remains subject to time- and/or performance-based restrictions.
2.31“SAR” means a stock appreciation right granted to an Eligible Employee, Consultant or Eligible Director under Article VIII of this Plan.
2.32“Stock Award” means an Award granted to an Eligible Employee, Consultant or Eligible Director under Article XI of this Plan.
2.33“Subsidiary” means a “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.
ARTICLE III
ADMINISTRATION
3.1Shares Subject to this Plan. Subject to the limitations set forth herein, 6,400,000 shares of Common Stock are reserved for issuance pursuant to Awards made under this Plan. The limitations of this Section 3.1 shall be subject to the adjustment provisions of Article XII.

3.2Administration of this Plan. The Board shall administer this Plan. The Board may, by resolution, appoint a Committee of one or more members of the Board to administer this Plan and delegate its powers described under this Section 3.2 for purposes of Awards granted to Eligible Employees and Consultants; provided, however, that no such delegation shall be effective with respect to Awards for individuals subject to Section 16 of the Exchange Act with respect to the Company unless the Committee consists solely of two or more “non-employee directors.” Neither the Company nor any member of the Board shall be liable for any action or determination made in good faith by the Board with respect to this Plan or any Award hereunder. The Board’s determinations under this Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Each member of the Board is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any Eligible Employee of the Company, the Company’s independent certified public accountants or any executive compensation consultant or other professional retained by the Company or the Board to assist in the administration of this Plan. The Company shall effect the granting of Awards under this Plan, in accordance with the determinations made by the Board, by execution of written agreements and/or other instruments in such form as is approved by the Board. Subject to the provisions of this Plan, the Board shall have exclusive power to:
(a)     Select Eligible Employees and Consultants to participate in this Plan.
(b)     Determine the time or times when Awards will be made to Eligible Employees or Consultants.
(c)     Determine the form of an Award, whether an Incentive Stock Option, Nonqualified Stock Option, Restricted Stock Award, Restricted Stock Unit, SAR, Performance Unit, Performance Bonus, Stock Award or Other Incentive Award, the number of shares of Common Stock, Performance Units or Restricted Stock Units subject to the Award, the amount and all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement, which may include the waiver or amendment of prior terms and conditions or acceleration or early vesting or payment of an Award.
(d)     Determine whether Awards will be granted singly or in combination.
(e)     Accelerate the vesting, exercise or payment of an Award or the performance period of an Award.
(f)     Adopt rules for the administration, interpretation and application of this Plan as are consistent herewith, and interpret, amend or revoke any such rules.
(g)    Correct any defect(s) or omission(s) or reconcile any ambiguity(ies) or inconsistency(ies) in this Plan or any Award granted hereunder.
(h)    Make all other decisions and determinations it deems advisable for the administration of this Plan.
(i)    Decide all disputes arising in connection with this Plan and otherwise supervise the administration of this Plan.
(j)     Take any and all other action it deems necessary or advisable for the proper operation or administration of this Plan.
3.3Administration of Grants to Eligible Directors. The Board shall have the exclusive power to select Eligible Directors to participate in this Plan and to determine the number of Nonqualified Stock Options, Performance Units, Restricted Stock Units, SARs, Stock Awards, Other Incentive Awards or the number of shares of Common Stock subject to a Restricted Stock Award awarded to Eligible Directors selected for participation. If the Board appoints a Committee to administer this Plan, it may delegate to the Committee administration of all aspects of the Awards made to Eligible Directors.

3.4The Board to Make Rules and Interpret Plan. The Board in its sole discretion shall have the authority, subject to the provisions of this Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to this Plan, as it may deem necessary or advisable for the administration of this Plan. The Board’s interpretation of this Plan or any Awards and all decisions and determinations by the Board with respect to this Plan shall be final, binding, and conclusive on all parties.

3.5Delegation by the Committee. Except to the extent prohibited by applicable law or the rules of any stock exchange on which the Common Stock is listed, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

3.6Indemnification. In addition to such other rights of indemnification as they may have as members of the Board, and to the extent allowed by applicable laws, the Board shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Board may be party by reason of any action taken or failure to act under or in connection with this Plan or any Award granted under this Plan, and against all amounts paid by the Board in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Board in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, the Board shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

ARTICLE IV
GRANT OF AWARDS
4.1     Grant of Awards. Awards granted under this Plan shall be subject to the following conditions:
(a)     Subject to Article XII, the aggregate number of shares of Common Stock that may be covered by Options that are designated as Incentive Stock Options may not exceed 1,000,000.
(b)    Subject to Article XII, the aggregate number of shares of Common Stock that may be issued pursuant to Awards granted to any Eligible Director in any calendar year may not exceed 500,000.
(c)     Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of Common Stock or are exchanged in the Board’s discretion for Awards not involving the issuance of shares of Common Stock, shall be available again for grant under this Plan and shall not be counted against the shares authorized under Section 3.1. Any shares of Common Stock issued as Restricted Stock Awards that subsequently are forfeited without vesting shall again be available for grant under this Plan and shall not be counted against the shares authorized under Section 3.1. Any Awards that, pursuant to the terms of the applicable Award Agreement, are to be settled in cash, whether or not denominated in or determined with reference to shares of Common Stock (for example, SARs, Performance Units or Restricted Stock Units to be settled in cash), shall not be counted against the shares authorized under Section 3.1. Shares of Common Stock withheld to satisfy applicable withholding taxes pursuant to Section 13.3 shall be available for future issuance under this Plan. Any shares of Common Stock tendered or withheld in payment of any exercise price or purchase price of an Award will be available for future issuance under this Plan.
(d)     Common Stock delivered by the Company in payment of an Award authorized under Articles V and VI of this Plan may be authorized and unissued Common Stock or Common Stock held in the treasury of the Company.
(e)     The Board shall, in its sole discretion, determine the manner in which fractional shares arising under this Plan shall be treated.
(f)     Shares of Common Stock issued hereunder may be evidenced in any manner determined by the Board, including, but not limited to, separate certificates or book-entry registration
(g)     Except for adjustments pursuant to Article XII or reductions of the exercise price approved by the Company’s stockholders, the exercise price for any outstanding Option or SAR may not be decreased after the Date of Grant nor may an outstanding Option or SAR granted under this Plan be surrendered to the Company as consideration for the grant of a replacement Option or SAR with a lower exercise price or any other award under this Plan. Except as approved by the Company’s stockholders, in no event shall any Option or SAR granted under this Plan be surrendered to the Company in consideration for a cash payment if, at the time of such surrender, the exercise price of the Option or SAR is greater than the then current Fair Market Value of a share of Common Stock.
(h)     Eligible Directors and Consultants may only be granted Nonqualified Stock Options, Performance Units, Restricted Stock Awards, Restricted Stock Units, SARs, Stock Awards or Other Incentive Awards under this Plan.
(i)     The maximum term of any Award shall be ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code).
ARTICLE V
STOCK OPTIONS
5.1     Grant of Options. The Board may, from time to time, subject to the provisions of this Plan and such other terms and conditions as it may determine, grant Options to Eligible Employees. These Options may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both. The Board may, subject to the provisions of this Plan and such other terms and conditions as it may determine, grant Nonqualified Stock Options to Eligible Directors and Consultants. Notwithstanding the foregoing, Nonqualified Stock Options may be granted only to Eligible Employees, Eligible Directors and Consultants performing services for the Company or a corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, starting with the Company and ending with the corporation or other entity for which the Eligible Employee, Eligible Director or Consultant performs services. For purposes of this Section 5.1, the term “controlling interest” means (a) in the case of a corporation, ownership of stock possessing at least 50% of total combined voting power of all classes of stock entitled to vote of such corporation or at least 50% of the total value of shares of all classes of stock of such corporation; (b) in the case of a partnership, ownership of at least 50% of the profits interest or capital interest of such partnership; (c) in the case of a sole proprietorship, ownership of the sole proprietorship; or (d) in the case of a trust or estate, ownership of an actuarial interest (as defined in Treasury Regulation Section 1.414(c)-2(b)(2)(ii)) of at least 50% of such trust or estate. Each grant of an Option shall be evidenced by an Award

Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Board may from time to time approve, subject to the requirements of Section 5.2.
5.2     Conditions of Options. Each Option so granted shall be subject to the following conditions:
(a)     Exercise Price. As limited by Section 5.2(e) below, each Option shall state the exercise price which shall be set by the Board at the Date of Grant; provided, however, no Option shall be granted at an exercise price which is less than the Fair Market Value of the Common Stock on the Date of Grant unless the Option is granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became Eligible Employees (or other service providers) as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company which complies with Treasury Regulation Section 1.409A-1(b)(5)(v)(D).
(b)     Form of Payment. The exercise price of an Option may be paid (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) subject to prior approval by the Board in its discretion, by delivering previously acquired shares of Common Stock having an aggregate Fair Market Value on the date of payment equal to the amount of the exercise price, but only to the extent such exercise of an Option would not result in an adverse accounting charge to the Company for financial accounting purposes with respect to the shares used to pay the exercise price unless otherwise determined by the Board; (iii) subject to prior approval by the Board in its discretion, by withholding shares of Common Stock which otherwise would be acquired on exercise having an aggregate Fair Market Value on the date of payment equal to the amount of the exercise price; or (iv) subject to prior approval by the Board in its discretion, by a combination of the foregoing. In addition to the foregoing, the Board may permit an Option granted under this Plan to be exercised by a broker-dealer acting on behalf of a Participant through procedures approved by the Board. Such procedures may include a broker either (x) selling all of the shares of Common Stock received when an Option is exercised and paying the Participant the proceeds of the sale (minus the exercise price, withholding taxes and any fees due to the broker) or (y) selling enough of the shares of Common Stock received upon exercise of the Option to cover the exercise price, withholding taxes and any fees due to the broker and delivering to the Participant (either directly or through the Company) a stock certificate for the remaining shares of Common Stock.
(c)     Exercise of Options.
(i)     Options granted under this Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided by the Board in the Award Agreement. Exercise of an Option shall be by written notice to the Secretary of the Company (or such other officer as may be designated by the Board) at least two business days in advance of such exercise (or such lesser period of time as the Board may require) stating the election to exercise in the form and manner determined by the Board. Every share of Common Stock acquired through the exercise of an Option shall be deemed to be fully paid at the time of exercise and payment of the exercise price.
(ii)     Unless otherwise provided in an Award Agreement or determined by the Board, the following provisions will apply to the exercisability of Options following the termination of a Participant’s employment or service with the Company, a Subsidiary or an Affiliated Entity:
(A)     If an Eligible Employee’s employment with the Company, a Subsidiary or an Affiliated Entity terminates as a result of death or Disability, the Eligible Employee (or personal representative in the case of death) shall be entitled to purchase all or any part of the shares subject to any (i) vested Incentive Stock Option for a period of up to one year and (ii) vested Nonqualified Stock Option during the remaining term of the Option. If an Eligible Employee’s employment terminates for any other reason, the Eligible Employee shall be entitled to purchase all or any part of the shares subject to any vested Option for a period of up to three months from such date of termination. In no event shall any Option be exercisable past the term of the Option. The unvested portion of any Option shall be forfeited immediately upon termination; provided, however, that the Board may, in its sole discretion, accelerate the vesting of unvested Options in the event of termination of employment of any Participant.

(B)     In the event a Consultant ceases to provide services to the Company, a Subsidiary or an Affiliated Entity, or an Eligible Director ceases to serve as a director of the Company, the unvested portion of any Option shall be forfeited unless otherwise accelerated pursuant to the terms of the Consultant’s or Eligible Director’s Award Agreement or by the Board. Unless otherwise provided in the applicable Award Agreement, the Consultant or Eligible Director shall have a period of three years following the date he or she ceases to provide consulting services or ceases to be a director, as applicable, to exercise any Nonqualified Stock Options which are otherwise exercisable on his or her date of termination of service. In no event shall any Option be exercisable past the term of the Option.
(d)     Other Terms and Conditions. Among other conditions that may be imposed by the Board, if deemed appropriate, are those relating to (i) the period or periods and the conditions of exercisability of any Option; (ii) the minimum periods during which Participants must be employed by or in service to the Company, its Subsidiaries, or an Affiliated Entity, or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (iv) conditions under which such Options or shares may be subject to forfeiture; (v) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time; (vi) the achievement by the Company of specified performance criteria; and (vii) non-compete and protection of business matters.
(e)     Special Restrictions Relating to Incentive Stock Options. The terms of any Incentive Stock Options granted under this Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in this Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options (including any SARs issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify either this Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:
(i)    Options issued in the form of Incentive Stock Options shall only be granted to Eligible Employees of the Company or a Subsidiary, and not to Eligible Employees of an Affiliated Entity unless such entity shall be considered as a “disregarded entity” under the Code and shall not be distinguished for federal tax purposes from the Company or the applicable Subsidiary.
(ii)     Options issued in the form of Incentive Stock Options shall not be exercisable for more than ten years after the Date of Grant.
(iii)     No Incentive Stock Option shall be granted to an Eligible Employee who owns or who would own immediately before the grant of such Incentive Stock Option more than 10% of the combined voting power of the Company or its Subsidiaries or a “parent corporation”, unless (A) at the time such Incentive Stock Option is granted the exercise price is at least 110% of the Fair Market Value of a share of Common Stock on the Date of Grant and (B) such Option by its terms is not exercisable after the expiration of five years from the Date of Grant. For purposes of this Section 5.2(e), “parent corporation” means a “parent corporation” of the Company, as defined in Section 424(e) of the Code.
(iv)     To the extent that the aggregate Fair Market Value (determined at the time an Incentive Stock Option is granted) of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its Subsidiaries and parent corporations exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options. The Board shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant’s Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination is made.
(v)     Each Participant awarded an Incentive Stock Option shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any shares of Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Common Stock before the later of (i) two years after the Date of Grant of the Incentive Stock Option or (ii) one year after the date of exercise of the Incentive Stock Option.
(vi)     Except in the case of death, an Option will not be treated as an Incentive Stock Option unless at all times beginning on the Date of Grant and ending on the day three months (one year in the case of a Participant who is “disabled” within the meaning of Section 22(e)(3) of the Code) before the date of exercise of the Option, the Participant is an employee of the Company or a parent corporation of the Company or a Subsidiary (or a corporation or a parent corporation or subsidiary corporation of such corporation issuing or assuming an Option in a transaction to which Section 424(a) of the Code applies).
(vii)     In the event that an Option designated as Incentive Stock Options fails to meet or continue to meet the requirements of Section 422 of the Code, such Option shall be re-designated as a Nonqualified Stock Option.

(f)     Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.
(g)     Stockholder Rights. No Participant shall have a right as a stockholder with respect to any share of Common Stock subject to an Option prior to purchase of such shares of Common Stock by exercise of the Option.
ARTICLE VI
RESTRICTED STOCK AWARDS
6.1     Grant of Restricted Stock Awards. The Board may, from time to time, subject to the provisions of this Plan and such other terms and conditions as it may determine, grant a Restricted Stock Award to Eligible Employees, Consultants or Eligible Directors. Restricted Stock Awards shall be awarded in such number and at such times during the term of this Plan as the Board shall determine. Each Restricted Stock Award shall be subject to an Award Agreement setting forth the terms of such Restricted Stock Award and may be evidenced in such manner as the Board deems appropriate, including without limitation, a book-entry registration or issuance of a stock certificate or certificates.

6.2     Conditions of Restricted Stock Awards. The grant of a Restricted Stock Award shall be subject to the following:
(a)     Restriction Period. Restricted Stock Awards shall be subject to such time- and/or performance-based restrictions as the Board shall determine and set forth in the applicable Award Agreement. Restricted Stock Awards granted to an Eligible Employee may require the holder to remain in the employment of the Company, a Subsidiary, or an Affiliated Entity for a prescribed period. Restricted Stock Awards granted to Consultants or Eligible Directors may require the holder to provide continued services to the Company for a period of time. In addition to or in lieu of any time vesting conditions determined by the Board vesting and/or the grant of Restricted Stock Awards may be subject to the achievement by the Company of specified performance criteria as may from time to time be established by the Board. Upon the fulfillment of any specified vesting conditions, the Restriction Period shall expire, and the restrictions imposed by the Board shall lapse with respect to the shares of Common Stock covered by the Restricted Stock Award or portion thereof.
(b)     Restrictions. The holder of a Restricted Stock Award may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares of Common Stock represented by the Restricted Stock Award during the applicable Restriction Period or prior to the fulfillment of any other specified vesting conditions. The Board shall impose such other restrictions and conditions on any shares of Common Stock covered by a Restricted Stock Award as it may deem advisable including, without limitation, restrictions under applicable federal or state securities laws, and may legend the certificates representing shares of Common Stock covered by a Restricted Stock Award to give appropriate notice of such restrictions.
(c)     Rights as Stockholders. Unless otherwise provided in the Award Agreement, during any Restriction Period (and prior to the fulfillment of any other specified vesting conditions), the Participant shall have all of the rights of a stockholder with respect to the shares, including, but not by way of limitation, the right to vote such shares and to receive dividends. If any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same risk of forfeiture and same restrictions on transferability as the shares of Common Stock covered by the Restricted Stock Award with respect to which they were paid.
ARTICLE VII
RESTRICTED STOCK UNITS
7.1     Grant of Restricted Stock Units. The Board may, from time to time, subject to the provisions of this Plan and such other terms and conditions as it may determine, grant Restricted Stock Units to Eligible Employees, Consultants or Eligible Directors. Restricted Stock Units shall be awarded in such number and at such times during the term of this Plan as the Board shall determine. Each Award of Restricted Stock Units shall be subject to an Award Agreement setting forth the terms of such Award of Restricted Stock Units. A Participant shall not be required to make any payment for Restricted Stock Units.
7.2     Conditions of Restricted Stock Units. The grant of Restricted Stock Units shall be subject to the following:
(a)     Restriction Period. Restricted Stock Units shall be subject to such time- and/or performance-based restrictions as the Board shall determine and set forth in the applicable Award Agreement. Restricted Stock Units granted to an Eligible Employee may require the holder to remain in the employment of the Company, a Subsidiary, or an Affiliated Entity for a prescribed period. Restricted Stock Units granted to Consultants or Eligible Directors may require the holder to provide continued services to the Company for a period of time. In addition to or in lieu of any time vesting conditions determined by the Board vesting and/or the grant of Restricted Stock Units may be subject to the achievement by the Company of specified performance criteria as may from time to time be established by the Board. Upon the fulfillment of any specified vesting conditions, the Restriction Period shall expire, and the restrictions imposed by the Board shall lapse with respect to the Restricted Stock Units.
(b)     Lapse of Restrictions. The Participant shall be entitled to receive one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the Award Agreement upon settlement of a Restricted Stock Unit for which the restrictions have lapsed.
(c)     Cash Dividend Rights and Dividend Unit Rights. The Board may, in its sole discretion, grant a tandem Cash Dividend Right or Dividend Unit Right grant with respect to Restricted Stock Units. A grant of Cash Dividend Rights may provide that such Cash Dividend Rights shall be paid directly to the Participant at the time of payment of the related dividend, be credited to a bookkeeping account subject to the same vesting and payment provisions as the tandem Award (with or without interest in the sole discretion of the Board), or be subject to such other provisions or restrictions as determined by the Board in its sole discretion. A grant of Dividend Unit Rights may provide that such Dividend Unit Rights shall be subject to the same vesting and payment provisions as the tandem Award or be subject to such other provisions and restrictions as determined by the Board in its sole discretion.
ARTICLE VIII
STOCK APPRECIATION RIGHTS
8.1     Grant of SARs. The Board may from time to time, in its sole discretion, subject to the provisions of this Plan and subject to other terms and conditions as the Board may determine, grant a SAR to any Eligible Employee, Consultant or Eligible Director. SARs may be granted in tandem with an Option, in which event, the Participant has the right to elect to exercise either the SAR or the Option. Upon the Participant’s election to exercise one of these Awards, the other tandem Award is automatically terminated. SARs may also be granted as an independent Award separate from an Option. Each grant of a SAR shall be evidenced by an Award Agreement executed by the Company and the Participant and shall contain such terms and conditions and be in such form as the Board may from time to time approve, subject to the requirements of this Plan. The exercise price of the SAR shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant of the SAR.
8.2     Exercise and Payment. SARs granted under this Plan shall be exercisable in whole or in installments and at such times as shall be provided by the Board in the Award Agreement. Exercise of a SAR shall be by written notice to the Secretary of the Company at least two business days in advance of such exercise (or such lesser period of time as the Board may require). The amount payable with respect to each SAR shall be equal in value to the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR. Payment of amounts attributable to a SAR shall be made in cash or in shares of Common Stock, as provided by the terms of the applicable Award Agreement.
8.3     Restrictions. In the event a SAR is granted in tandem with an Incentive Stock Option, the Board shall use commercially reasonable efforts to subject the SAR to restrictions necessary to ensure satisfaction of the requirements under Section 422 of the Code. In the case of a SAR granted in tandem with an Incentive Stock Option to an Eligible Employee who owns more than 10% of the combined voting power of the Company or its Subsidiaries or a “parent corporation” (as defined in Section 424(e) of the Code) on the date of such grant, the amount payable with respect to each SAR shall be equal in value to the applicable percentage of the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR, which exercise price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the SAR is granted.
ARTICLE IX
PERFORMANCE UNITS
9.1     Grant of Awards. The Board may, from time to time, subject to the provisions of this Plan and such other terms and conditions as it may determine, grant Performance Units to Eligible Employees, Consultants and Eligible Directors. Each Award of Performance Units shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Board may from time to time approve, subject to the requirements of Section 9.2.
9.2     Conditions of Awards. Each Award of Performance Units shall be subject to the following conditions:
(a)     Establishment of Award Terms. Each Award shall state the target, maximum and minimum value of each Performance Unit payable upon the achievement of performance goals.
(b)     Achievement of Performance Goals. The Board shall establish performance targets for each Award based upon such operational, financial or performance criteria determined by the Board. The Board shall also establish such other terms and conditions as it deems appropriate to such Award. The Award may be paid out in cash or Common Stock as determined in the sole discretion of the Board.

ARTICLE X
PERFORMANCE BONUS
10.1     Grant of Performance Bonus. The Board may from time to time, subject to the provisions of this Plan and such other terms and conditions as the Board may determine, grant a Performance Bonus to certain Eligible Employees selected for participation. The Board will determine the amount that may be earned as a Performance Bonus upon the achievement of one or more performance targets established by the Board. The Board shall select the applicable performance target(s) for each period in which a Performance Bonus is awarded. The performance target(s) shall be based upon such operational, financial or performance criteria determined by the Board.
10.2     Payment of Performance Bonus. In order for any Participant to be entitled to payment of a Performance Bonus, the applicable performance target(s) established by the Board must first be obtained or exceeded. Payment of a Performance Bonus may be made in cash or shares of Common Stock, as provided by the terms of the applicable Award Agreement.
ARTICLE XI
STOCK AWARDS AND OTHER INCENTIVE AWARDS
11.1     Grant of Stock Awards. The Board may, from time to time, subject to the provisions of this Plan and such other terms and conditions as it may determine, grant Stock Awards of shares of Common Stock not subject to vesting or forfeiture restrictions to Eligible Employees, Consultants or Eligible Directors. Stock Awards shall be awarded with respect to such number of shares of Common Stock and at such times during the term of this Plan as the Board shall determine. Each Stock Award shall be subject to an Award Agreement setting forth the terms of such Stock Award. The Board may in its sole discretion require a Participant to pay a stipulated purchase price for each share of Common Stock covered by a Stock Award.
11.2     Grant of Other Incentive Awards. The Board may, from time to time, subject to the provisions of this Plan and such other terms and conditions as it may determine, grant Other Incentive Awards to Eligible Employees, Consultants or Eligible Directors. Other Incentive Awards may be granted based upon, payable in or otherwise related to, in whole or in part, shares of Common Stock if the Board, in its sole discretion, determines that such Other Incentive Awards are consistent with the purposes of this Plan. Such Awards may include, but are not limited to, Common Stock awarded as a bonus, dividend equivalents, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, Awards with value and payment contingent upon the Company’s performance or any other factors designated by the Board, and awards valued by reference to the book value of Common Stock or the value of securities of or the performance of specified subsidiaries. Long-term cash Awards also may be made under this Plan. Cash Awards also may be granted as an element of or a supplement to any Awards permitted under this Plan. Awards may also be granted in lieu of obligations to pay cash or deliver other property under this Plan or under other plans or compensation arrangements, subject to any applicable provision under Section 16 of the Exchange Act. Each grant of an Other Incentive Award shall be evidenced by an Award Agreement that shall specify the amount of the Other Incentive Award and the terms, conditions, restrictions and limitations applicable to such Award. Payment of Other Incentive Awards shall be made at such times and in such form, which may be cash, shares of Common Stock or other property (or a combination thereof), as established by the Board, subject to the terms of this Plan.
ARTICLE XII
STOCK ADJUSTMENTS
12.1     Recapitalizations and Reorganizations. In the event that the shares of Common Stock, as constituted on the Effective Date, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, spin-off, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, or a dividend on the shares of Common Stock, or if rights or warrants to purchase securities of the Company shall be issued to holders of all outstanding Common Stock, then the maximum number and kind of shares of Common Stock available for issuance under this Plan, the maximum number and kind of shares of Common Stock for which any individual may receive Awards in any calendar year under this Plan, the number and kind of shares of Common Stock covered by outstanding Awards, and the price per share or the applicable market value or performance target of such Awards will be appropriately adjusted by the Board to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights under such Awards. Notwithstanding the provisions of this Section 12.1, (i) the number and kind of shares of Common Stock available for issuance as Incentive Stock Options under this Plan shall be adjusted only in accordance with the applicable provisions of Sections 422 and 424 of the Code and the regulations thereunder, and (ii) outstanding Awards and Award Agreements shall be adjusted in accordance with (A) Sections 422 and 424 of the Code and the regulations thereunder with respect to Incentive Stock Options and (B) Section 409A of the Code with respect to Nonqualified Stock Options, SARs and, to the extent applicable, other Awards. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the

Common Stock shall have been changed or for which it shall have been exchanged, then if the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to this Plan, or in any Award, theretofore granted, such adjustments shall be made in accordance with such determination. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.
12.2     Adjustments Upon Change of Control Event. Upon the occurrence of a Change of Control Event, the Board, in its sole discretion, without the consent of any Participant or holder of the Award, and on such terms and conditions as it deems appropriate, may take any one or more of the following actions in connection with such Change of Control Event:
(a)     provide for either (i) the termination of any Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event, the Board determines in good faith that no amount would have been attained upon the realization of the Participant’s rights, then such Award may be terminated by the Board without payment) or (ii) the replacement of such Award with other rights or property selected by the Board in its sole discretion;
(b)     provide that such Award be assumed by a successor or survivor entity, or a parent or subsidiary thereof, or be exchanged for similar rights or awards covering the equity of the successor or survivor, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests and prices;
(c)     make adjustments in the number and type of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards or in the terms and conditions of, and the vesting criteria included in, outstanding Awards, or both;
(d)     accelerate any vesting schedule to which an Award is subject;
(e)     provide that such Award shall be payable, notwithstanding anything to the contrary in this Plan or the applicable Award Agreement; and/or

(f)     provide that the Award cannot become payable after such event, i.e., shall terminate upon such event.
Notwithstanding the foregoing, any such action contemplated under this Section 12.2 shall be effective only to the extent that such action will not cause any Award that is designed to satisfy Section 409A of the Code to fail to satisfy such section.
ARTICLE XIII
GENERAL
13.1     Effective Date; Amendment or Termination of this Plan. This Plan was originally approved by the Board and became effective upon approval by the stockholders of the Company at the Company’s special meeting of stockholders on December 19, 2014. The Board, in its sole discretion, may alter, suspend or terminate this Plan, or any part thereof, at any time and for any reason; provided, however, that if an amendment to this Plan (i) would materially increase the aggregate number of shares of Common Stock available under this Plan (except by operation of Article XII), (ii) would materially modify the requirements as to eligibility for participation in this Plan, (iii) would materially increase the benefits to Participants provided by this Plan, (iv) would modify the provisions of Section 4.1(g), or (v) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Stock is not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Stock is traded or quoted, then such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained, subject to any other requirement of stockholder approval required by applicable law, rule or regulation, including, without limitation, Section 422 of the Code and the rules of the applicable securities exchange. Unless terminated earlier by the Board pursuant to this Section 13.1, the authority to grant new Awards under this Plan will terminate on the tenth anniversary of the Effective Date, with this Plan otherwise to remain in effect until such time as no shares of Common Stock remain available for delivery under this Plan and the Company has no further rights or obligations under this Plan with respect to outstanding Awards.
13.2     Transferability.
(a)    Except as provided in Section 13.2(b) hereof or as otherwise determined by the Board, Awards under this Plan shall not be assignable or transferable by the Participant, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, in the event of the death of a Participant, except as otherwise provided by the Board in an Award Agreement, an outstanding Award may be exercised by or shall become payable to the Participant’s legatee or legatees of such Award designated under the Participant’s last will or by such Participant’s executors, personal representatives or distributees of such Award in accordance with the Participant’s will or the laws of descent and distribution. The Board may provide in the terms of an Award

Agreement or in any other manner prescribed by the Board that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death.
(b)    The Board may, in its discretion, authorize all or a portion of the Nonqualified Stock Options granted under this Plan to be on terms which permit transfer by the Participant to (i) the ex-spouse of the Participant pursuant to the terms of a domestic relations order, (ii) the spouse, children or grandchildren of the Participant (“Immediate Family Members”), (iii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iv) a partnership or limited liability company in which such Immediate Family Members are the only partners or members. In addition there may be no consideration for any such transfer. The Award Agreement pursuant to which such Nonqualified Stock Options are granted expressly provides for transferability in a manner consistent with this Section 13.2. Subsequent transfers of transferred Nonqualified Stock Options shall be prohibited except as set forth below in this Section 13.2(b). Following transfer, any such Nonqualified Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 5.2(c)(ii) or similar provisions of an Award Agreement the term “Participant” shall be deemed to refer to the transferee. The events of termination of employment of Section 5.2(c)(ii) or similar provisions of an Award Agreement shall continue to be applied with respect to the original Participant, following which the Nonqualified Stock Options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 5.2(c)(ii). No transfer pursuant to this Section 13.2(b) shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer together with such other documents regarding the transfer as the Board shall request. With the exception of a transfer in compliance with the foregoing provisions of this Section 13.2(b), all other types of Awards authorized under this Plan shall be transferable only by will or the laws of descent and distribution; however, no such transfer shall be effective to bind the Company unless the Board has been furnished with written notice of such transfer and an authenticated copy of the will and/or such other evidence as the Board may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of such Award.
13.3     Withholding Taxes. Unless otherwise paid by the Participant, the Company, its Subsidiaries or any of its Affiliated Entities shall be entitled to deduct from any payment under this Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment, may require the Participant to pay to it such tax prior to and as a condition of the making of such payment, and shall be entitled to deduct from any other compensation payable to the Participant any withholding obligations with respect to Awards. In accordance with any applicable administrative guidelines it establishes, the Board may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by (i) directing the Company to withhold from any payment of the Award a number of shares of Common Stock having a Fair Market Value on the date of payment up to the maximum amount of the required withholding taxes or (ii) delivering to the Company previously owned shares of Common Stock having a Fair Market Value on the date of payment up to the maximum amount of the required withholding taxes. However, any payment made by the Participant pursuant to either of the foregoing clauses (i) or (ii) shall not be permitted if it would result in an adverse accounting charge with respect to such shares used to pay such taxes unless otherwise approved by the Board.
13.4     Change of Control. Unless otherwise provided in the applicable Award Agreement, Awards granted under this Plan to any Eligible Employee, Consultant or Eligible Director shall be immediately vested, fully earned and exercisable upon the occurrence of a Change of Control Event.
13.5     Amendments to Awards. Subject to the limitations of Article IV and the other terms and conditions of this Plan, such as the prohibition on repricing of Options, the Board may at any time unilaterally amend the terms of any Award Agreement, whether or not currently exercisable or vested, to the extent it deems appropriate. However, amendments which are adverse to the Participant shall require the Participant’s consent.
13.6     Regulatory Approval and Listings. In the sole discretion of the Board, the Company may file with the Securities and Exchange Commission and keep continuously effective, a Registration Statement on Form S-8 with respect to shares of Common Stock subject to Awards hereunder. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue shares of Common Stock under this Plan prior to the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Board shall, in its sole discretion, determine to be necessary or advisable. In addition, and notwithstanding anything contained in this Plan to the contrary, at such time as the Company is subject to the reporting requirements of Section 12 of the Exchange Act, the Company shall have no obligation to issue shares of Common Stock under this Plan prior to:
(a)     the admission of such shares to listing on the stock exchange on which the Common Stock may be listed; and
(b)     the completion of any registration or other qualification of such shares under any state or federal law or ruling of any governmental body which the Board shall, in its sole discretion, determine to be necessary or advisable.

13.7     Right to Continued Employment or Other Service. Participation in this Plan shall not give any Eligible Employee, Consultant or Eligible Director any right to remain in the employ or other service of the Company, any Subsidiary, or any Affiliated Entity. The Company or, in the case of employment or other service with a Subsidiary or an Affiliated Entity, the Subsidiary or Affiliated Entity reserves the right to terminate any Eligible Employee, Consultant or Eligible Director at any time. Further, the adoption of this

Plan shall not be deemed to give any Eligible Employee, Consultant, Eligible Director or any other individual any right to be selected as a Participant or to be granted an Award.
13.8     Reliance on Reports. Each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with this Plan by any person or persons other than himself or herself. In no event shall any person who is or shall have been a member of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.
13.9     Construction. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in this Plan are for the convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings, shall control.
13.10     Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware except as superseded by applicable federal law.
13.11     Other Laws. The Board may refuse to issue or transfer any shares of Common Stock or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. In addition, by accepting or exercising any Award granted under this Plan (or any predecessor plan), the Participant agrees to abide and be bound by any policies adopted by the Company pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or exchange listing standards promulgated thereunder calling for the repayment and/or forfeiture of any Award or payment resulting from an accounting restatement. Such repayment and/or forfeiture provisions shall apply whether or not the Participant is employed by or affiliated with the Company.
13.12     No Trust or Fund Created. Neither this Plan nor an Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that a Participant acquires the right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company.
13.13     Section 409A of the Code.
(a)        To the extent applicable, it is intended that this Plan and all Awards hereunder comply with, or be exempt from, the requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, and that this Plan and all Award Agreements shall be interpreted and applied by the Board in a manner consistent therewith. In the event that any (i) provision of this Plan or an Award Agreement, (ii) Award, payment, transaction or (iii) other action or arrangement contemplated by the provisions of this Plan is determined by the Board to not comply with the applicable requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, the Board shall have the authority to take such actions and to make such changes to this Plan or an Award Agreement as the Board deems necessary to comply with such requirements without the consent of the Participant.
(b)    No payment that constitutes deferred compensation under Section 409A of the Code that would otherwise be made under this Plan or an Award Agreement upon a termination of employment or other service will be made or provided unless and until such termination is also a “separation from service,” as determined in accordance with Section 409A of the Code.
(c)        Notwithstanding the foregoing or anything elsewhere in this Plan or an Award Agreement to the contrary, if a Participant is a “specified employee” as defined in Section 409A of the Code at the time of termination of service with respect to an Award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under the Award shall be deferred until the date that is six months plus one day following the date of the Participant’s termination or, if earlier, the Participant’s death (or such other period as required to comply with Section 409A).
(d)    Notwithstanding the foregoing, or any provision of this Plan or any Award Agreement, the Company does not make any representation to any Participant that any Awards made pursuant to this Plan are exempt from, or satisfy, the requirements of Section 409A of the Code, and in no event whatsoever shall the Company be liable for, or indemnify or hold harmless the Participant for, any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

FORM OF PROXY

EARTHSTONE ENERGY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS – JUNE 6, 2018 AT 10:00 AM CDT

CONTROL ID:
REQUEST ID:

The undersigned hereby appoints Frank A. Lodzinski and Robert J. Anderson, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock and Class B Common Stock of Earthstone Energy, Inc. ("Earthstone") that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on June 6, 2018, at 10:00 a.m., Central Daylight Time, at 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380, and any adjournment or postponement thereof. A majority of the proxies or substitutes present at the meeting may exercise all power granted hereby.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Your vote is very important. Thank you for voting.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS

If you vote by telephone or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
INTERNET:	https://www.iproxydirect.com/ESTE
TELEPHONE:	1-866-752-VOTE(8683)

Please ensure you fold then detach and retain this portion of this Proxy

ANNUAL MEETING OF STOCKHOLDERS OF EARTHSTONE ENERGY, INC.

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The Board of Directors recommends a vote FOR all of the listed nominees and FOR Proposals 2 and 3.

Proposal 1 →	**FOR ALL**	**AGAINST ALL**	**FOR ALL EXCEPT**
Election of Class III Director Nominees:	☐	☐	
Jay F. Joliat			☐
Phillip D. Kramer			☐
Robert L. Zorich			☐

CONTROL ID:

REQUEST ID:

Proposal 2	**FOR**	**AGAINST**	**ABSTAIN**
To approve and adopt the Amended and Restated 2014 Long-Term Incentive Plan.	☐	☐	☐

Proposal 3	**FOR**	**AGAINST**	**ABSTAIN**
Transaction of such other matters as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.	☐	☐	☐

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 6, 2018: The Notice, Proxy Statement and Form 10-K are available at www.iproxydirect.com/ESTE.

NOTE: In their discretion, Proxies are authorized to vote upon such other business that may properly come before the meeting or any adjournment or adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

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IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in the partnership name by an authorized person.

Dated: ________________________, 2018

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(Print Name of Stockholder and/or Joint Tenant)

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(Signature of Stockholder)

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(Second Signature if held jointly)